As filed with the Securities and Exchange Commission on November 4, 2022

Registration No. 333-267560

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 1)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cyber Enviro-Tech, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	3690	86-3601702
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

CYBER ENVIRO-TECH, INC.

6991 E. Camelback Road, Suite D-300

Scottsdale, Arizona 85234

Telephone number. 866-687-6856

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

Registered Agents, Inc.

30 N Gould St Ste R
Sheridan, WY 82801 USA

Telephone Number. (307) 200-2803

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copies of communications to:

The Tran Law Group

Mina Tran, ESQ

13950 Milton Ave, Suite 300

Westminster California 92683

mina@tranlawgroup.us

Telephone Number 800-997-7905

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

EXPLANATORY NOTE

This registration statement covers Selling shareholders of the company’s common shares.

Selling Stockholders: The registration by certain Selling Stockholders of up to an aggregate of 6,698,780 shares of the registrant’s common stock. (Selling Stockholders). The Selling Shareholders may sell some or all of their shares at $0.40 per share until the shares are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or OTCQB, at which time they may be sold at prevailing market prices. Refer to Item 501(b)(3) of Regulation S-K.

Primary Offering: The registration by the company of up to an aggregate of 10,000,000 shares of the registrant’s common stock. (Primary Offering)

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT ALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated November 4, 2022

6,698,780 SHARES OF COMMON STOCK AT $0.001 AND

(Primary Offering) 10,000,000 SHARES OF COMMON STOCK AT $0.40 PER SHARE

Prior to this registration, there has been a public trading market for the common stock of Cyber Enviro-Tech, Inc. ("Cyber",”CETI”, or the Company) on OTC Markets under the ticker symbol “CETI”. We are offering in the (Primary Offering) up to 10,000,000 shares of common stock for sale by us to the public and also registering (Selling Stockholders) 6,698,780 shares of existing stock held by existing shareholders.

Primary Offering

We are offering for sale in the (Primary Offering) a minimum of 2,000,000 and a maximum of 10,000,000 shares of common stock at a price of $0.40 per share (the "Offering"). The Primary Offering is being conducted on a self-underwritten, best effort basis, which means our officers and directors will attempt to sell the shares and we will not be able to spend any of the proceeds unless a minimum of 2,000,000 shares are sold. This Primary Offering will continue for the earlier of: (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 10,000,000 shares registered hereunder have been sold. We may at our discretion extend the Primary Offering for an additional 90 days. Proceeds from the sale of the Primary Offering shares will be used to fund the initial stages of our business development. We have opened an escrow account at Wells Fargo Bank to be used only for the deposit of funds received from the sale of the shares in this Primary Offering. When at least 2,000,000 shares of the Primary Offering are sold and the Primary Offering has expired the funds will be transferred to our business account for use in the implementation of our business plan. If the minimum number of shares are not sold by the expiration date of the Primary Offering, the funds will be promptly returned to the investors (within 3 business days), without interest or deduction.

 There can be no assurance that all or any shares being offered in this Primary Offering are going to be sold and that we will be able to raise any funds from this Offering.

Primary Offering Shares Offered by Company	Price to Public	Selling Agent Commissions	Proceeds to the Company
Per Share	$0.40	Not applicable	$0.40
Minimum (2,000,000 shares)	$800,000	Not applicable	$800,000
Maximum (10,000,000 shares)	$10,000,000	Not applicable	$4,000,000

Neither the Securities and Exchange Commission nor any state regulatory authority has approved or disapproved of these securities, endorsed the merits of this Primary Offering, or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

(Offering) Selling Stockholders

This prospectus also relates to the conversion of an aggregate of 6,698,780 shares of common stock, par value $0.001, sold to forty-one (41) investors pursuant to a (Convertible Debenture) commencing in January of 2021 and ending in September of 2022. see “the Selling Stockholders” under this prospectus. These securities will be offered for sale by the Selling Security Holder identified in this prospectus in accordance with the methods and terms described in the section of this prospectus entitled “Plan of Distribution."

We will not receive any of the proceeds from the sale of these 6,698,780 shares. We will pay all expenses, except for the brokerage expenses, fees, discounts and commissions, which will all be paid by the Selling Stockholders, incurred in connection with the offering described in this prospectus. Our common stock is more fully described in the section of this prospectus entitled “Description of Securities."

The Selling Stockholders have not engaged any underwriter in connection with the sale of their shares of common stock.

The Selling Shareholders 6,698,780 shares may sell some or all of their shares at $0.40 per share until the shares are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or OTCQB, at which time they may be sold at prevailing market prices. Refer to Item 501(b)(3) of Regulation S-K.

We are an “emerging growth company” under the Jumpstart Our Business Startups Act (“JOBS Act”) and are eligible for reduced public company reporting requirements.

We have no plans or intentions to be acquired by or to merge with an operating company, nor do we, nor any of our shareholders, have plans to enter into a change of control or similar transaction or to change our management.

Our management consists of Kim D. Southworth, CEO, TJ Agardy, President, Mark Broughton, Director of Operations, Dan Leboffe, CFO, Winston McKellar, Director of IR/PR, Brook Brost, Secretary/Treasurer.

Cyber Enviro-Tech, Inc. has a limited history of operations. As of the date of this prospectus, we have generated gross revenue of $72,399 from our business operations.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. See "Risk Factors” beginning on page 9 for risks of an investment in the securities offered by this prospectus, which you should consider before you purchase any shares.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is:  November 4, 2022

This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, the Company, or the shares of common stock offered hereby that is different from the information included in this prospectus. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or any supplement to it.

Table of Contents

PROSPECTUS SUMMARY	2
SUMMARY OF FINANCIAL STATEMENTS	7
RISK FACTORS	9
(A) RISKS RELATED TO OUR BUSINESS	9
(B) RISKS RELATED TO THE OFFERING AND OUR SECURITIES	13
(c) RISKS RELATED TO THE INDUSTRY	14
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	17
USE OF PROCEEDS	17
DILUTION	18
DETERMINATION OF OFFERING PRICE	19
SELLING STOCKHOLDERS	20
PLAN OF DISTRIBUTION	21
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS	25
DESCRIPTION OF BUSINESS	25
LEGAL PROCEEDINGS	38
MANAGEMENT	39
REMUNERATION OF DIRECTORS AND OFFICERS	43
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	44
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	45
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
FOR SECURITIES ACT LIABILITIES	45
DESCRIPTION OF SECURITIES TO BE REGISTERED	46
INTEREST OF NAMED EXPERTS AND COUNSEL	46
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE	46
AVAILABLE INFORMATION	46
REPORTS TO STOCKHOLDERS	46
INDEX TO FINANCIAL STATEMENTS	F-1

1

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Cyber Enviro-Tech, Inc.” “Company,” “we,” “us” and “our” refer to Cyber Enviro-Tech, Inc.

Overview

We are a for-profit company and electing a fiscal year end of December 31.

We were incorporated in the State of Wyoming in April of 1992 under the name of Biolectronics, Corp.

Bio-Life Systems, Inc. until November 2001

Educational Services International, Inc. until November 2009

WindPower Innovations, Inc. until January 2014

NexGen Holdings Corp. until April 30, 2021

Cyber Enviro-Tech, Inc. current name

Cyber Enviro-Tech, Inc. has a limited history of operations.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

Our principal executive office is located at Cyber Enviro-Tech, Inc., 6991 E. Camelback Road, Suite D-300, Scottsdale, Arizona 85234

Our telephone number is 866 687-6856. Our Internet site is located at: www.cyberenviro.tech. We maintain our statutory registered agent's office at Registered Agents Inc. 30 N Gould St Ste R Sheridan, WY 82801 USA Telephone Number. (307) 200-2803

GENERAL INTRODUCTION

CYBER ENVIRO-TECH, INC. (“CETI”) is a water technology Company focusing on the remediation of contaminated industrial wastewater with an initial emphasis on the oil & gas industry. Our water filtration and alternative energy systems will have neural sensors, controls and networks - all connected to a cellular device. The Company has aggregated technologies to produce a water filtration system. CETI will be outsourcing the production of its water filtration systems. However, the Company intends to generate revenues from its retail sales net margins. At this time CETI has not entered into any outsourcing agreements with third parties.

Mission Statement - To apply Oil and Water Technologies to efficiently and effectively pump oil and clean contaminated industrial wastewater.

Water Filtration Technology - The Companies wastewater filtration technologies will enable them to make water usage & consumption safer, more efficient and less expensive. We plan to accomplish this by integrating into each water filtration system simplified controls, machine learning, digital automation, Artificial Intelligence, Online - Realtime Monitoring Systems, Closed Loop Controls, United Nations SDG6 Protocols, Electro Dialysis, Nanofiltration, Micro cavitation, Improved Selectivity Removal, Integrated SCADA Direct to EPA and creative online monitoring to insure and maintain water quality remotely in real-time.

Oil Well Downhole Pumps, Sensors and Related Technologies in our Pilot Project – In our initial water filtration project, we are using our technical expertise to not only filter water but also to increase the production capacity of stripper wells (oil wells producing less than 15 barrels a day). The Company uses a submersible pump technology to eliminate old sucker rod technology which could reduce downtime repairs and possibly increase revenue. The submersible downhole pumps can pump significantly more fluid in the same period of time than the old sucker rod technology and removes the eyesore of these pump jacks.

CETI also uses downhole monitoring through multiple down hole sensors. This is leveraged by being able to control hundreds of wells simultaneously and remotely through a neuro network on a cell phone or other electronic devices

CETI wells operate off of a solar platform and ultimately by taking methane gas trapped in water and extracting the gas to use for power. Combined, this will enable CETI to reduce power which would result in overall lower production costs.

2

Target Markets - Our target markets include some of the largest water contamination industries in the world which include the oil & gas industry. When funds permit, the company will review mining, agriculture, dairy farms & feedlots and rural municipalities for the use of its water filtration system.

Initial Target Market – CETI’s board has identified the oil & gas industry as its initial target market for rollout and execution of the Companies’ technologies. The reason for this is 3-fold:

1)       The high level of contaminants found in oil production wastewater which will validate the capabilities of CETI’s water filtration technologies.

2)       The recurring revenue generated monthly to the Company from producing oil wells, and

3)       The substantial increase in the price of oil,

CETI’s water filtration technology will assist both the Railroad Commission of Texas (RRC) and EPA to manage the new 2021 regulatory EPA mandates for the injection of contaminated oil well water back into the ground. This could potentially reduce the water sourcing needed to clean the contaminated water.

How The Water Filtration Industry and The Oil & Gas Industry are Related?

•	High Water Usage: For every barrel of oil there is between 3 to 8 barrels of water produced out of the well. This is expected to increase up to 25 to 1 by 2025.

•	Highly Contaminated Well Water: Oil well water typically contains extremely high levels of brine, Barium and Strontium which contains radioactive isotopes among many other lethal chemicals.

•	New Laws enacted in 2021: Recently established laws mandated by the Texas Railroad Commission and the EPA require contaminated oil well water to be cleaned before injecting it back into the ground.

•	Costly To Truck Water: The alternative of trucking the contaminated water out of the field to be cleaned and trucking clean water back to the field can add significant expense to the cost of production.

•	Fluid Dynamics: All fluids extracted downhole from a well must be replaced under Texas law. Additionally, the water injected back into the ground is what maintains field pressure for continued production.

For its Pilot Project, CETI has acquired the oil & gas mineral rights to the Alvey Oil Field (a 479-acre Pilot oil field located in west Texas) and is the registered operator of record with the Railroad Commission of Texas. The purpose for this Pilot oil field is to demonstrate CETI’s oil & gas water filtration system, downhole pump and related technologies and to create recurring revenue to ensure Company overhead, operational costs, profit and investor return are covered on an ongoing basis.

Revenue Model – CETI has identified 5 revenue streams to the company within the oil & gas industry which are as follows:

1)	CETI Retains Ownership of Producing Assets – CETI has acquired the mineral right to a 479-acre oil field in west Texas. Not only will CETI benefit from the recurring revenue produced from said wells, but has the ability to add an additional 250 new wells. An independent geological report estimated recoverable inground reserves between 44.8MM to 57.6MM barrels of oil.

2)	Income Sharing with Industry Field Operator Partners – CETI intends to incorporate its downhole pump technologies with other small and medium oil field Operators. All increases in production and savings from lower lift costs resulting from our technologies will be split on an estimated 80% CETI – 20% Operator basis.

3)	Equipment Service Agreements (SLA’s) – CETI will enter into an SLA to service every water filtration system sold. This will create an additional revenue stream to the company and enable it to ensure the longevity, productivity and stability of each system sold and operating in the field.

4)	Sales of Water Filtration Systems – CETI will be outsourcing the production of its water filtration systems. However, the Company intends to generate revenues from its retail sales net margins. At this time CETI has not entered into any outsourcing agreements with third parties.

5)	Equipment Leasing – Ultimately, CETI will incorporate an in-house/private label equipment leasing program. This will create recurring revenue to the company, control of its technology, and ultimately create an asset base to the Company when the equipment comes off lease.

3

Independent Auditor Explanatory Paragraph

CETI’s independent auditors have added an explanatory paragraph to their report of our audited financial statements for the period January 1, 2021, to December 31, 2021, stating that our net loss of $3,749,667, minimal revenues and dependence on our ability to raise additional capital to continue our business, raise substantial doubt about our ability to continue as a going concern.

Our financial statements and their explanatory notes included as part of this prospectus do not include any adjustments that might result from the outcome of this uncertainty. There is no guarantee that we will be able to raise funds through stock sales, debt instruments, or private financing. While we are pursuing a number of financing avenues, currently we have no agreements in place to raise money through debt instruments or private financing. If we fail to obtain additional financing, we may be forced to cease our planned business operations altogether. There is no assurance that the Company will be able to obtain any bank loans or private financing.

We expect to continue to incur losses for at least the next 6 months since we expect that the revenue we generate, is insufficient to cover our expenses. Our current cash levels can carry us for 3 months or more but we do not have sufficient cash or cash equivalents to execute our plan of operations during the period of anticipated losses. While we are close to producing more revenue in our Pilot oil field project, we will need to obtain additional financing through equity security sales, debt instruments or private financing, to conduct our day-to-day operations, and to fully execute our business plan. We plan to raise the capital necessary to fund our business through the sale of equity securities, debt securities, debt instruments or private financing. (See MD&A section later in this document).

DESCRIPTION OF PROPERTY

Our corporate office is located at 6991 E. Camelback Road, Suite D-300, Scottsdale, Arizona 85234. We lease office space from an Executive office leasing company (Regis) in which we have access to private offices, conference rooms, training rooms and other corporate facilities on an as needed basis. There are currently no proposed programs for renovation, improvement or development of the facility currently in use. The company pays $125 a month on a month-to-month lease.

PRINCIPAL OPERATIONS AND PRODUCTS OF THE COMPANY

In the General Introduction above, it covered much of our principal operations and current products. However, to provide a brief summary:

•	CETI is an oil and water technology company that designs water purification solutions for commercial applications and industries.
•	CETI has aggregated technologies to produce water filtration system that can clean contaminated industrial wastewater.
•	Pilot Project is in the Alvey Oil Field in west Texas. We are our own first client in that we are the operator of record and leaseholder of an oil field to demonstrate both our water filtration technology as well as our unique oil production processes and related technologies.
•	Our principal purpose is to engage in environmentally friendly projects involving commercial water filtration and our initial project is in the oil industry, a heavy user of contaminated water.

RISK FACTORS

The Company's financial condition, business, operation and prospects involve a high degree of risk. You are urged to carefully read and consider the risks and uncertainties beginning on page 9 of this prospectus entitled Risk Factors as well as the other information in this report before deciding to invest in our Company. All known materials risks are discussed in the Risk Factors section of this prospectus. If any of the risks beginning on page 9 of this Prospectus entitled “Risk Factors” are realized, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means that our stockholders could lose all or a part of their investment.

4

 THE OFFERING

We have 114,970,992 shares of common stock issued and outstanding as of September 21, 2022. Through this offering we will register 6,698,780 shares held by existing shareholders (Selling Stockholders) and up to 10,000,000 shares of common stock for sale by us to the public (Primary Offering). The Primary Offering shares represent additional common stock to be issued by us. We will endeavor to sell all 10,000,000 shares of common stock after this registration becomes effective. The price at which we offer these shares is fixed at $0.40 per share for the duration of the offering. We will receive all proceeds from the sale of the 10,000,000 common stocks unless we are unable to sell the minimum of 2,000,000 shares.

We will not receive any of the proceeds from the 6,698,780 shares held by Selling Stockholders.

Selling Stockholders

Common stock offered by Selling Stockholders	6,698,780 shares of common stock. This number represents approximately 5.8% of our current outstanding common stock (1).

Price paid by Selling Stockholders	$0.40 for shares of stock exchange for debt (6,698,780 shares).

Common stock outstanding before the offering	114,970,992 shares of common stock as of September 21, 2022.

Terms of the Offering	The present Selling Security Holders will determine when and how they will sell the common stock offered in this prospectus.

Use of proceeds, existing Security Holders	Cyber Enviro Tech will not receive any of the proceeds of the offering from the existing Security Holders. The Selling Security Holders will receive all of the proceeds.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 9.

(1)	Based on 114,970,992 shares of common stock outstanding as of September 21, 2022

5

This prospectus relates to the sale of up to 6,698,780` shares of our common stock by the selling shareholders identified in the section of this prospectus entitled "Selling Stockholders." The number of common shares offered by this prospectus represents up to approximately 5.8% of the total common stock outstanding before the offering. The Selling Shareholders may sell some or all of their shares at $0.40 per share until the shares are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or OTCQB, at which time they may be sold at prevailing market prices. Refer to Item 501(b)(3) of Regulation S-K.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The Company has no equity compensation plans and individual compensation arrangements and does not intend to enter into any equity compensation plans and individual compensation arrangements in the future.

Information regarding the Selling Stockholders (6,698,780 shares), the common shares being offered to sell under this prospectus, and the times and manner in which they may offer and sell those shares, is provided in the sections of this prospectus entitled "Selling Stockholders" and "Plan of Distribution." CETI will not receive any of the proceeds from the sale of the forty-one (41) Selling Stockholders 6,698,780 shares. The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the Selling Stockholders.

Registrant

(Primary Offering)

Securities Being Offered for future sale. Primary Offering	A minimum of 2,000,000 and a maximum 10,000,000 of shares of common stock.

Offering price	$0.40

Offering period	This Primary Offering will continue for the earlier of: (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 10,000,000 shares registered hereunder have been sold. We may at our discretion extend the Primary Offering for an additional 90 days.

Common stock outstanding before the offering	114,970,992 shares of common stock as of September 21, 2022.

Common stock outstanding after the offering (if all 10,000,000 shares are sold)	124,970,992 shares of common stock.

Terms of the Offering	Common stock being registered in this registration statement may be sold by the Company at a fixed price of $0.40 per share.

Termination of the Offering	This Primary Offering will continue for the earlier of: (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 10,000,000 shares registered hereunder have been sold. We may at our discretion extend the Primary Offering for an additional 90 days.

Use of proceeds, Net Proceeds from sale of up to 10,000,000 shares	The proceeds will be used for production of water filtration machines, Lease of additional Oil & Gas Properties, Lease of additional working interest, administration, and General Expenses, Legal and Accounting and Working Capital. See USE of PROCEEDS for further information

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 9.

(1)	Based on 114,970,992 shares of common stock outstanding as of September 21, 2022

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The Company has no equity compensation plans and individual compensation arrangements and does not intend to enter into any equity compensation plans and individual compensation arrangements in the future.

6

SUMMARY OF FINANCIAL STATEMENTS

The following table provides summary financial statement data for the six months ending June 30, 2022 and 2021 as well as for the periods ended December 31, 2021 and 2020. The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus.

CYBER ENVIRO-TECH, INC.
(Formerly NexGen Holdings Corp.)
STATEMENT OF OPERATIONS

	For the Six Months Ended June 30, (Unaudited)		For the Year Ended December 31,	For the Period From Inception (April 20, 2020) to December 31,
	2022	2021	2021	2020

Sales	$—	$—	$14,332	$—

Cost of sales	—	—	(3,395)	—

Gross margin	—	—	10,937	—

Operating Expenses:
Professional Fees	29,175	22,368	45,393	2,250
General and administrative	54,983	32,897	61,485	20,208
Consulting	156,312	95,875	218,500	129,947
Total operating expenses	240,470	151,140	325,378	152,405

Income (Loss) from operations	(240,470)	(151,140)	(314,441)	(152,405)

Other Income (Expense):
Change in fair value of derivatives	2,638,153	(62,239)	(1,707,272)	—
Loss on issuance of derivatives	(149,010)	(569,317)	(1,409,462)	—
Gain on extinguishment of debt	627,591	—	—	—
Change in fair value of contingent liability	(3,031)	—	542	22,890
Interest expense	(1,224,495)	(111,979)	(319,034)	(33,000)
Total other income (expense)	1,889,208	(743,535)	(3,435,226)	(10,110)

Net Income (Loss)	$1,648,738	$(894,675)	$(3,749,667)	$(162,515)

Income (Loss) per share, basic and diluted	0.02	(0.01)	(0.04)	(0.00)
Weighted average shares outstanding, basic and diluted	106,954,123	103,780,500	103,762,509	22,857,784

The accompanying notes are an integral part of these financial statements

7

EMERGING GROWTH COMPANY

CETI is an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

a.	The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;
b.	The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;
c.	The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or
d.	The date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company, we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

SMALLER REPORTING COMPANY

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY - THE JOBS ACT

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company's executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of the reduced reporting requirements applicable to smaller reporting companies even if we no longer qualify as an "emerging growth company."

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the "Securities Act") for complying with new or revised accounting standards. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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RISK FACTORS

The shares of our common stock being offered for conversion by the Selling Stockholders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.

(A) RISKS RELATED TO OUR BUSINESS

WE HAVE RECEIVED AN OPINION OF GOING CONCERN FROM OUR AUDITORS. IF WE DO NOT RECEIVE ADDITIONAL FUNDING, WE WOULD HAVE TO CURTAIL OR CEASE DEVELOPMENT STAGE OPERATIONS. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

Our independent auditors noted in their report accompanying our financial statements for the year ended December 31, 2021 that we have generated nominal revenues since inception. As of December 31, 2021, we had a net loss of $3,749,667, and they further stated that the uncertainty related to these conditions raised substantial doubt about our ability to continue as a going concern. On December 31, 2021, our cash on hand was $318,779. To stay in business, we will need to raise additional capital through public or private sales of our securities, debt financing or short-term bank loans, or a combination of the foregoing. As of the date of this prospectus, we have commenced business operations but have generated nominal revenues.

We will need additional capital to fully implement our business, operating and development plans. However, additional funding from an alternate source or sources may not be available to us on favorable terms, if at all. To the extent that money is raised through the sale of our securities, the issuance of those securities could result in dilution to our existing security holder. If we raise money through debt financing or bank loans, we may be required to secure the financing with some or all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations. If we fail to raise sufficient funds, we would have to curtail or cease operations.

THE COMPANY HAS A LIMITED DEVELOPMENT STAGE OPERATING HISTORY UPON WHICH TO BASE AN EVALUATION OF ITS BUSINESS AND PROSPECTS. WE MAY NOT BE SUCCESSFUL IN OUR EFFORTS TO GROW OUR BUSINESS AND TO EARN INCREASED REVENUES.

We have a limited history of development stage operations (April 20, 2020 to June 30, 2022) and we may not be successful in our efforts to grow our business and to earn revenues. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. As a result, management may be unable to adjust its spending in a timely manner to compensate for any unexpected revenue shortfall.

If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

Our ability to achieve and maintain profitability and positive cash flows is dependent upon:

Our ability to sell our water purification systems that the marketplace accepts to purchase;
Our ability to attract individuals and relationships to help us sell our systems;
Meet customer quality standards;
Our ability to attract customers who will purchase our systems;
Our ability to generate revenues through the sale of our systems;
Attain customer loyalty in light of competition;
Attract, retain, and motivate qualified personnel who can successfully assist us in implementing our business plan.
Generate sufficient revenues from our pilot oil field project to cover expenses;
The price of West Texas Intermediate oil;
Finding sufficient and qualified labor to produce and support our product;
Obtain necessary supplies on a timely basis to keep up with production as well as consumer needs;

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WE CURRENTLY DEPEND UPON THIRD-PARTY SUPPLIERS AND EXPECT TO DEPEND ON THIRD PARTY SUPPLIERS IN THE FUTURE, INCLUDING CONTRACT MANUFACTURERS AND SINGLE SOURCE SUPPLIERS, MAKING US VULNERABLE TO SUPPLY PROBLEMS AND PRICE FLUCTUATIONS.

We have experienced longer lead times in the supply of our components because of global supply chain disruption caused in-part by the ongoing COVID-19 pandemic, which have led to the building-up in inventory as well as the significant increase in prepaid inventory as suppliers are requiring upfront deposits.

We rely on or will rely on third-party suppliers, including in some instances single source suppliers, to provide us with components of our oil production technologies and manufacturing of our water filtration system.

We will enter into supply agreements prior to commercial manufacture of our water filtration system (as of this date we have not entered into any agreements) to minimize risk associated with such things as the potential for loss of commercial access to the product, change or modification to the product, payment terms, and shelf life or stability that could negatively affect our manufactured products. All other supplies are subject to standard purchasing terms. The number of suppliers feeding into the production of our water filtration system is expected to be more than five worldwide. We consider a select few of these suppliers, located in the United States, and Europe, as critical single source providers of components. We may also fail to secure terms within supply agreements to effectively mitigate all risks associated with the use of a third-party provider.

In addition, we may purchase supplies through purchase orders and may not have long-term supply agreements with, or guaranteed commitments from, many of our suppliers, including single source suppliers. Additionally, we will rely on contract manufacturers for the production of our water filtration system. We depend on our suppliers and contract manufacturers to provide us with materials in a timely manner that meet our and their quality, quantity, and cost requirements. These suppliers and contract manufacturers may encounter problems during manufacturing, delivery, or any other issue for a variety of reasons, any of which could delay or impede their ability to meet our demand. These include, but are not limited to:

•	ceasing to produce the components we need or ending their business relationship with us;

•	limited inventory and inability for our suppliers to produce more than our original customer demand forecasts;

•	limited availability of additional or alternate suppliers and contracts manufacturers;

•

potential supply chain disruptions and shortages due to the COVID-19 pandemic.

Any of the foregoing may adversely and materially affect our business. And despite our continuous efforts to procure additional alternate third-party suppliers and contract manufacturers, we cannot guarantee we will find alternatives, or that we will not be affected by supply chain disruptions, shortages, and other issues.

WE ARE SELLING THE SHARES OF THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, which means that we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through our Chief Executive Officers, who will receive no commissions. There is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan. No underwriter has been engaged in any due diligence activities and that an underwriter's due diligence obligations go to confirming the accuracy of the disclosure in the prospectus as well as proving input as to the offering price.

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WE HAVE A HISTORY OF LOSSES. FUTURE LOSSES AND NEGATIVE CASH FLOW MAY LIMIT OR DELAY OUR ABILITY TO BECOME PROFITABLE. IT IS POSSIBLE THAT WE MAY NEVER ACHIEVE PROFITABILITY. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

Since September 2020 when the majority ownership of the Company changed hands, we have yet to established profitable development stage operations or a history of profitable development stage operations. We anticipate that we will continue to incur substantial development stage operating losses in the near future due to the significant costs associated with the development of our business.

The Company’s ability to become profitable depends on its ability to generate and sustain sales of its water purification systems while maintaining reasonable expense levels. If the Company does achieve profitability, it cannot be certain that it would be able to sustain or increase profitability on a quarterly or annual basis in the future.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

We will need to obtain additional financing in order to complete our business plan. We do not have any arrangements yet for outside financing and we may not be able to find such financing if required.

Obtaining additional financing would be subject to a number of factors, including investor acceptance. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us. If we do not obtain additional financing our business may fail.

WE HAVE FEW INDIVIDUALS OR BUSINESSES OFFERING TO PURCHASE OUR PRODUCTS AT THIS TIME. EVEN IF WE HAVE INDIVIDUALS OR BUSINESSES OFFERING TO PURCHASE OUR PRODUCTS, THERE IS NO ASSURANCE THAT WE WILL MAKE A PROFIT.

We have very few individuals or businesses offering to purchase our water filtration systems at this time. We have identified individuals and businesses who we believe will purchase our products, but we cannot guarantee we will ever have any individuals or businesses purchase our products. Even if we obtain individuals and or businesses offering to purchase our products, there is no guarantee that we will be able to generate enough sales to operate profitably. If we are not able to operate profitably, we may have to suspend or cease operations.

In addition to needing to cover expenses in our current operation, it is estimated that the amount of additional costs and expenses associated with public company reporting requirements will be approximately $65,000 per year. It is also estimated that the amount of additional costs and expenses associated with newly applicable corporate governance requirements will be approximately $42,000.

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BECAUSE OF LACK OF CAPITAL OUR EXPLORATION ACTIVITIES WILL BE LIMITED.

Due to the fact we are small and do not have much capital, we must limit our exploration activities to a relatively small area. We intend to generate revenue through the one existing working interest. Because we will be limiting the scope of our exploration activities, we may not be able to generate timely or sufficient sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations. The Company’s financing requirement for next twelve months is the following.

•	$65,000 towards costs associated with public company reporting requirements
•	$42,000 related to expenses associated with newly applicable corporate governance requirements.
•	$165,000 equipment and maintenance costs
•	$318,000 field labor and other field costs
•	$261,000 for program administration and working capital

BECAUSE WE ARE A DEVELOPMENT COMPANY AND LITTLE CAPITAL, WE MUST LIMIT THE MARKETING OF OUR FUTURE PRODUCT TO POTENTIAL INDIVIDUALS AND/OR BUSINESSES. AS A RESULT, WE MAY NOT BE ABLE TO ATTRACT ENOUGH CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Because we are a developing company with minimal operating capital, we must limit marketing of our future products. The sale of our water purification systems through individuals and companies who have years of experience and have developed prior relationships is how we initially intend to generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough clients to purchase our water filtration systems and to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We will need to obtain additional financing in order to complete our business plan because we currently have nominal income. While we have been seeking to obtain financing, we do not currently have any arrangements for financing and we may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including investor acceptance. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us. If we do not obtain additional financing our business will fail.

No assurance can be given that Cyber Enviro-Tech will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business plan will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing will have a material adverse effect upon the results of its operations and its financial conditions.

OUR DEVELOPMENT STAGE OPERATING RESULTS WILL BE VOLATILE AND DIFFICULT TO PREDICT. IF THE COMPANY FAILS TO MEET THE EXPECTATIONS OF PUBLIC MARKET ANALYSTS AND INVESTORS, THE MARKET PRICE OF OUR COMMON STOCK MAY DECLINE SIGNIFICANTLY.

Management expects both quarterly and annual development stage operating results to fluctuate significantly in the future. Because our development stage operating results will be volatile and difficult to predict, in some future quarter our development stage operating results may fall below the expectations of securities analysts and investors. If this occurs, the trading price of our common stock may decline significantly.

A number of factors will cause gross margins to fluctuate in future periods. Factors that may harm our business or cause our development stage operating results to fluctuate include the following: the ability of competitors to offer new or enhanced technology superior to ours; price competition; the failure to develop marketing relationships with key business partners; increases in our production costs; the amount and timing of development stage operating costs and capital expenditures relating to expansion of operations; a change to or changes to government regulations; a general economic slowdown; a significant decrease in the price of West Texas Intermediate oil. Any change in one or more of these factors could reduce our ability to earn and grow revenue in future periods.

OUR CURRENT BUSINESS DEVELOPMENT STAGE OPERATIONS RELY HEAVILY UPON OUR KEY EMPLOYEES, MR. SOUTHWORTH, MR. AGARDY, MR. BROUGHTON AND MR. LEBOFFE.

We have been heavily dependent upon the expertise and management of Mr. Southworth, our Chief Executive Officer, Mr. Agardy, our President, Mr. Broughton, our Director of Operations and Mr. Leboffe, our CFO. Future performance of the Company will depend upon their continued services. The loss of the services of Mr. Southworth, Mr. Agardy, Mr. Broughton or Mr. Leboffe could seriously interrupt our business operations and could have a very negative impact on our ability to fulfill our business plan and to carry out our existing development stage operations. The Company currently does not maintain key man life insurance on these individuals. There can be no assurance that a suitable replacement could be found for any of them upon retirement, resignation, inability to act on our behalf, or death.

THE LIMITED PUBLIC COMPANY EXPERIENCE OF OUR OFFICERS COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our officers have limited public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has had limited experience for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our officers may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

WE FACE SIGNIFICANT COMPETITION WHICH COULD ADVERSELY AFFECT OUR PROFITABILITY.

The water purification industry is intensely competitive. Many of our competitors have greater financial, technical, marketing, and public relations resources than we do. Our sales may be harmed to the extent we are not able to compete successfully against our competitors. There can be no assurance that in the future we will be able to successfully compete with our competitors or that we will not face greater competition from other water purification companies.

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IF WE ARE UNABLE TO MEET THE RAPID CHANGES IN THE WATER PURIFICATION MARKETPLACE, OUR MARKETING PLAN MAY BECOME OBSOLETE.

Due to the costs and management time required to install our products, we may not be able to respond in a timely manner to avoid becoming uncompetitive. To remain competitive, we must meet the challenges of the introduction by our competitors of new technology and methods of water purification.

OUR BUSINESS COULD GROW FASTER THAN OUR INFRASTRUCTURE. WE MAY NOT HAVE THE NECESSARY RESOURCES OR AVAILABLE FUNDS TO MAINTAIN OPERATIONS WHICH MAY HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

It is possible that our business could grow much faster than our infrastructure and available resources. New customers could lose confidence during the time it takes for our business to expand and adjust which may have an adverse effect on our business operations.

(B) RISKS RELATED TO THE OFFERING AND OUR SECURITIES

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR CONTROLLING STOCKHOLDERS MAY TAKE ACTIONS THAT CONFLICT WITH YOUR INTERESTS.

Mr. Kim D. Southworth, our Chief Executive Officer, Mr. TJ Agardy, our President, and Mr. Chris Ivey collectively own 71.4% of our capital stock with voting rights. Mr. Southworth, Mr. Agardy and Mr. Ivey are able to exercise control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions, and they have significant control over our management and policies. The directors elected by the controlling stockholders will be able to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other stockholders to approve transactions that they may deem to be in their best interest. For example, these controlling stockholders will be able to control the sale or other disposition of our operating businesses and subsidiaries to another entity. The interests of the controlling stock holders may differ from the interests of our other stockholders and thus may result in corporate decisions that are disadvantageous to our other shareholders.

YOU MAY EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 360,000,001 shares of capital stock consisting of 350,000,000 shares of common stock, par value $0.001 per share in which 114,970,992 shares have been issued and outstanding and 10,000,001 shares of Non-Convertible Preferred Stock, par value $0.001 per share of which 2.5 shares are issued and outstanding as follows; 1 share of Series A Preferred Stock, 1 share of Series B Preferred Stock and 0.5 share of Series C Preferred Stock.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. Any such issuances will result in immediate dilution to our existing shareholder’s interests, which will negatively affect the value of their shares. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes.

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OUR COMMON STOCK IS CONSIDERED PENNY STOCKS, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

Since our common stock is tradable in the secondary market, we will be subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our stock. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect stockholders’ ability to resell our common stock.

(C) RISKS RELATED TO THE INDUSTRY

RISKS RELATING TO THE OIL AND NATURAL GAS INDUSTRY

THE MARKETABILITY OF NATURAL RESOURCES IS AFFECTED BY NUMEROUS FACTORS BEYOND OUR CONTROL WHICH MAY RESULT IN US NOT SELLING AN ADEQUATE RETURN ON INVESTED CAPITAL TO BE PROFITABLE OR VIABLE.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include market fluctuations in oil and natural gas pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of oil and natural gas and environmental protection regulations. The effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

OIL NATURAL GAS OPERATIONS AND WATER FILTRATION ARE SUBJECT TO COMPREHENSIVE REGULATION WHICH MAY CAUSE SUBSTANTIAL DELAYS OR REQUIRE CAPITAL OUTLAYS IN EXCESS OF THOSE ANTICIPATED CAUSING AN ADVERSE EFFECT ON OUR COMPANY.

Oil, natural gas and water filtration operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil, natural gas and water filtration operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for oil drilling and water filtration operations to be conducted; no assurance can be given that standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages. To date, we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in the future and this may affect our ability to expand or maintain our operations.

EXPLORATION AND PRODUCTION ACTIVITIES ARE SUBJECT TO CERTAIN ENVIRONMENTAL REGULATIONS WHICH MAY PREVENT OR DELAY THE COMMENCEMENT OR CONTINUATION OF OUR OPERATIONS.

In general, our exploration and production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuation of a given operation. Specifically, we may be subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

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ANY CHANGE TO GOVERNMENT REGULATION/ADMINISTRATIVE PRACTICES MAY HAVE A NEGATIVE IMPACT ON OUR ABILITY TO OPERATE AND OUR PROFITABILITY.

The business of oil, natural gas and water filtration exploration and development is subject to substantial regulation under various countries laws relating to the exploration for, and the development, upgrading, marketing, pricing, taxation, and transportation of oil and natural gas and related products and other matters. Amendments to current laws and regulations governing operations and activities of oil, natural gas and water filtration exploration and development operations could have a material adverse impact on our business. In addition, there can be no assurance that income tax laws, royalty regulations and government incentive programs related to the properties subject to our farm-out agreements and the oil, natural gas and water filtration industry generally will not be changed in a manner which may adversely affect our progress and cause delays, inability to explore and develop or abandonment of these interests.

Permits, leases, licenses, and approvals are required from a variety of regulatory authorities at various stages of exploration and development. There can be no assurance that the various government permits, leases, licenses and approvals sought will be granted in respect of our activities or, if granted, will not be cancelled or will be renewed upon expiry. There is no assurance that such permits, leases, licenses, and approvals will not contain terms and provisions which may adversely affect our exploration and development activities.

IF OUR ASSESSMENT OF OUR LEASED PROPERTY, OR ANY FUTURE LEASED PROPERTIES, IS MATERIALLY INACCURATE, IT COULD HAVE SIGNIFICANT IMPACT ON FUTURE OPERATIONS AND EARNINGS.

The successful acquisition of producing properties requires assessments of many factors, which are inherently inexact and may be inaccurate, including the following:

•	the amount of recoverable reserves;
•	future oil and natural gas prices;
•	estimates of operating costs;
•	estimates of future development costs;
•	estimates of the costs and timing of plugging and abandonment; and
•	potential environmental and other liabilities.

Our assessment will not reveal all existing or potential problems, nor will it permit us to become familiar enough with the properties to assess fully their capabilities and deficiencies.

IF OIL, NATURAL GAS AND WATER FILTRATION PRICES DECREASE, WE MAY BE REQUIRED TO TAKE WRITE-DOWNS OF THE CARRYING VALUE OF OUR OIL AND NATURAL GAS PROPERTY, POTENTIALLY NEGATIVELY IMPACTING THE TRADING VALUE OF OUR SECURITIES.

Accounting rules require that we review periodically the carrying value of our oil natural gas and water filtration property for possible impairment. Based on specific market factors and circumstances at the time of prospective impairment reviews, and the continuing evaluation of development plans, production data, economics and other factors, we may be required to write down the carrying value of our oil and natural gas property. A write-down could constitute a non-cash charge to earnings. It is likely the cumulative effect of a write-down could also negatively impact the trading price of our securities.

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WE MAY INCUR SUBSTANTIAL LOSSES AND BE SUBJECT TO SUBSTANTIAL LIABILITY CLAIMS AS A RESULT OF OUR OIL, NATURAL GAS AND WATER FILTRATION OPERATIONS.

We do not currently have insurance for possible risks. Losses and liabilities arising from uninsured events could materially and adversely affect our business, financial condition or results of operations. The oil, natural gas and water filtration production activities will be subject to all of the operating risks associated with the production of oil, natural gas and water filtration, including the possibility of:

•	environmental hazards, such as uncontrollable flows of oil, natural gas, brine, well fluids, toxic gas or other pollution into the environment, including groundwater and shoreline contamination;
•	abnormally pressured formations;
•	mechanical difficulties;
•	fires and explosions;
•	personal injuries and death; and
•	natural disasters.

Any of these risks could adversely affect our ability to conduct operations or result in substantial losses to our company. We may elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance, then it could adversely affect us.

WE "OPERATOR" ON OUR OWN WELLS AND ON OUR OWN PROPERTY, AND SO WE ARE EXPOSED TO THE RISKS OF OUR WORK AS THE OPERATOR.

We will be relying on our own oil, gas and water filtration exploration and development operators for their judgment, experience and advice. We can give no assurance that are operators or consultants will always act in our best interests, and we are exposed as to their operations and actions and advice in those properties and activities in which we are contractually bound.

UNLESS WE REPLACE OUR OIL, NATURAL GAS AND WATER RESERVES, OUR RESERVES AND PRODUCTION WILL DECLINE, WHICH WOULD ADVERSELY AFFECT OUR CASH FLOWS AND INCOME.

Unless we conduct successful development and exploration activities or acquire properties containing proved reserves, our reserves when we find them will decline as those reserves are produced. We currently have no proved reserves on our property. Producing oil, natural gas and water reservoirs generally are characterized by declining production rates that vary depending upon reservoir characteristics and other factors. Our future oil and natural gas reserves and production, and, therefore our cash flow and income, are highly dependent on our success in efficiently developing and exploiting our current reserves and economically finding or acquiring additional recoverable reserves. If we are unable to develop, exploit, find or acquire additional reserves to replace our current and future production, our cash flow and income will decline as production declines, until our existing property would be incapable of sustaining commercial production.

IF ACCESS TO MARKETS IS RESTRICTED, IT COULD NEGATIVELY IMPACT OUR PRODUCTION, OUR INCOME AND ULTIMATELY OUR ABILITY TO RETAIN OUR LEASE AND ANY FUTURE LEASES.

Market conditions or the unavailability of satisfactory oil and natural gas gathering arrangements may hinder access to oil and natural gas markets or delay production. The availability of a ready market for our oil and natural gas production depends on a number of factors, including the demand for and supply of oil and natural gas and the proximity of reserves to pipelines and terminal facilities. The ability to market production depends in substantial part on the availability and capacity of gathering systems, pipelines and processing facilities owned and operated by third parties. Our failure to obtain such services on acceptable terms could materially harm our business.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference in this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our management and management's expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. Actual results or performance may be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements that involve a number of risks, uncertainties (some of which are beyond the parties' control) or other assumptions.

USE OF PROCEEDS

SELLING STOCKHOLDERS

We will not receive any proceeds on the conversion of debt to the 6,698,780 shares of common stock by the forty-one (41) Selling Stockholders. All proceeds from the conversion of the debt to shares will be for the account of the forty-one (41) Selling Stockholders, as described below in the sections entitled "Selling Stockholders" and "Plan of Distribution."

With the exception of any brokerage fees and commission which are the obligation of the Selling Stockholders, we are responsible for the fees, costs and expenses of this offering which are estimated to be $110,000, inclusive of our legal and accounting fees, printing costs and filing and other miscellaneous fees and expenses, of which the Company has incurred approximately $79,000 as of September 21, 2022.

PRIMARY OFFERING

Assuming sale of all 10,000,000 of the shares offered herein, of which there is no assurance, the net proceeds from this Offering will be $4,000,000. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the Offering:

	100%	70%	40%	20%
Total Proceeds to the Company	$4,000,000	$2,800,000	$1,600,000	$800,000

Construction of Water Filtration System	$463,500	$463,500	$463,500	$463,500
Upgrade of Current Operating Wells	$1,789,500	$1,523,500	$420,000	$—
Drill New Well(s) with Upgraded Technology	$740,000	$185,000	$185,000	$185,000
Legal and Accounting	$60,000	$60,000	$60,000	$60,000
Working Capital	$467,000	$308,000	$211,500	$16,500
Research and Development	$150,000	$150,000	$150,000	$75,000
Expansion to 3rd Party Operators	$330,000	$110,000	$110,000	$—
Total Use of Net Proceeds	$4,000,000	$2,800,000	$1,600,000	$800,000

We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the Offering is received and all shares are sold, or the minimum of 2,000,000 shares are sold and the Offering expires, at which time the funds will be released to us for use in our operations. In the event we do not sell the minimum number of shares before the expiration date of the Offering, all funds will be returned promptly to the subscribers, without interest or deduction. If it becomes necessary our director has verbally agreed to loan the company funds to complete the registration process, but we will require full funding to implement our business plan.

17

DILUTION

The debt converted to common stock by the forty-one (41) Selling Stockholders is noted in the (Selling Stockholders) section below is currently issued and outstanding. Accordingly, there will be no dilution to those existing nine shareholders.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of June 30, 2022, the net tangible book value of our shares was $1,421,695. The total shares outstanding as of June 30, 2022 were 108,272,212. However, to properly account for the net tangible book value per share, we need to include shares for the convertible note holders indicated in this S-1 filing which would be an additional 6,698,780 shares for a total of 114,970,992 shares. This would show a net tangible book value per share of $0.012.

Upon 100% completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of all the shares and receipt of the total proceeds of $4,000,000, the net tangible book value of the 124,970,992 shares to be outstanding will be $5,421,695, or approximately $0.043 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholders (114,970,992 shares) will be increased by $0.031 per share without any additional investment on their part. The purchasers of shares in this Offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.40 per Share) of $0.357 per share.

After 100% completion of the Offering, our officers and directors, will own 72.3% of the total number of shares then outstanding.

The following table illustrates the per share dilution to the new investors in the event only a percentage of the shares are sold, and if all the shares are sold, and does not give any effect to the results of any operations subsequent to June 30, 2022:

Percentage of Primary Offering	20%	40%	70%	100%

Proceeds to the Company	$800,000	$1,600,000	$2,800,000	$4,000,000
Number of Shares	2,000,000	4,000,000	7,000,000	10,000,000

Price Paid by founder	$0.001	$0.001	$0.001	$0.001
Price Paid per Share by Existing 41 Selling Shareholders	$0.40	$0.40	$0.40	$0.40
Public Offering Price per Share	$0.40	$0.40	$0.40	$0.40
Net Tangible Book Value Prior to this Offering	$0.012	$0.012	$0.012	$0.012
Increase in Net Tangible Book Value per Share Attributable to cash payments from purchasers of the shares offered	$0.007	$0.013	$0.022	$0.031
Value per Share Attributable to cash payments from purchasers of the shares offered	$0.019	$0.025	$0.035	$0.043
Immediate Dilution per Share to New Investors	0.381	$0.375	$0.365	$0.357

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this offering if all 10,000,000 shares are sold:

	Total Price Per Share	Number of shares Held	Percent of Ownership	Consideration Paid
Founder	$0.001	93,428,125	74.8%	$125,947
Selling Stockholders	$0.40	6,698,780	5.4%	$8,400
Investors in this offering	$0.40	10,000,000	8%	$4,000,000

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DETERMINATION OF OFFERING PRICE

Primary Offering

The price of the 10,000,000 common shares has been arbitrarily determined by our board of directors. We selected the $0.40 price for the sale of our shares of common stock. The prices at which the shares of common stock covered by the prospectus may actually be sold will be $0.40 per share.

In determining the initial public offering price of the shares, we considered several factors including the following:

• prevailing market conditions, including the history and prospects for our industry;

• our start up status;

• our new business structure and operations as well as lack of client base;

• our future prospects and the experience of our management;

• our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this Offering.

19

SELLING STOCKHOLDERS

The common shares being offered for resale by the Selling Stockholders consists of the 6,698,780 shares of our common stock held by 41 shareholders. Such shareholders include the holders of the 6,698,780 shares of its $0.001 par value common stock during January 2021 through September 2022 in a private placement under Rule 506 of the Securities Act of 1933 for $2,250,000 in cash, or $0.40 per share there are a total of forty-one individual investors. Due to a lack of operations, management believes the purchase price of $0.40 per share is representative of fair value.   On September 23, 2020, the Company issued 93,428,125 shares to its founders at $0.001, the founders are not registering any of their shares, nor are they offering to sell any of their shares at this time.

The following table sets forth the name of the Selling Stockholders. Due the conversion of their debentures, the number of shares of common stock to be beneficially owned by each of the Selling Stockholders as of September 21, 2022 is set forth in the table below. The shares being offered hereby are being registered to permit public secondary trading, and so that the Selling Stockholders may offer all or part of the shares for resale from time to time. However, the Selling Stockholders are under no obligation to sell all or any portion of such shares nor are the Selling Stockholders obligated to sell any shares immediately upon effectiveness of this prospectus.

The following table presents information regarding the Selling Stockholders and the shares that may be sold by them pursuant to this prospectus. See also Security Ownership of Certain Beneficial Owners and Management.

Cyber Enviro-Tech, Inc.

	Shares Registered	Purchase Date	Cost Basis	Percent Offering
Name				Before	After
Alexander Fil	77,667	1/24/2021	0.40	0%	<1%
CJ Assets, Inc 401K Plan	77,487	2/8/2021	0.40	0%	<1%
Townley Paton	77,487	2/8/2021	0.40	0%	<1%
Jaron Mossman and Jode Vallejos	77,367	2/18/2021	0.40	0%	<1%
Deprima Donnelly Family Trust dated July 3, 2019	309,083	2/26/2021	0.40	0%	<1%
William Bisignano	77,235	3/1/2021	0.40	0%	<1%
David Townley Paton	77,211	3/3/2021	0.40	0%	<1%
Jeffrey Kelley	77,127	3/10/2021	0.40	0%	<1%
Geoffrey N Gilbert	77,103	3/12/2021	0.40	0%	<1%
Alan I. Leibowitz	77,055	3/16/2021	0.40	0%	<1%
Douglas Gore	153,559	4/8/2021	0.40	0%	<1%
Christopher and Jolene Vallejos	76,768	4/9/2021	0.40	0%	<1%
David Townley Paton	153,463	4/12/2021	0.40	0%	<1%
David Paton	153,055	4/29/2021	0.40	0%	<1%
Jaron Mossman and Jode Vallejos	152,887	5/6/2021	0.40	0%	<1%
Kenneth O'Daniel	76,264	5/21/2021	0.40	0%	<1%
Peter D. Lawrence	75,545	7/20/2021	0.40	0%	<1%
Ian C. Boyd	74,958	9/7/2021	0.40	0%	<1%
Louis A. DeLeon	74,670	10/1/2021	0.40	0%	<1%
Justin Mossman	74,610	10/6/2021	0.40	0%	<1%
David Townley Paton	739,384	12/1/2021	0.40	0%	<1%
Ian C. Boyd	73,867	12/7/2021	0.40	0%	<1%
Douglas Gore	147,733	12/7/2021	0.40	0%	<1%
Jeffrey Kelley	147,542	12/15/2021	0.40	0%	<1%
Christy Indie	73,771	12/15/2021	0.40	0%	<1%
Kenneth R. Waters	73,771	12/15/2021	0.40	0%	<1%
James P. MacPherson, Jr	73,771	12/15/2021	0.40	0%	<1%
Living Trust of Stanacella dated July 13, 2021	73,735	12/18/2021	0.40	0%	<1%
Greg and Gaida Paloolian	73,735	12/18/2021	0.40	0%	<1%
Susan Elizabeth Crossett	73,208	1/31/2022	0.40	0%	<1%
Douglas Gore	292,781	2/1/2022	0.40	0%	<1%
Geoffrey N. Gilbert	73,196	2/1/2022	0.40	0%	<1%
Jeffrey Kelley	146,151	2/11/2022	0.40	0%	<1%
David Townley Paton	73,076	2/11/2022	0.40	0%	<1%
Cameron Gore	146,007	2/17/2022	0.40	0%	<1%
Louis A. DeLeon	73,004	2/17/2022	0.40	0%	<1%
The Bisignano Family Living Trust 2015	73,004	2/17/2022	0.40	0%	<1%
William J. Bowen, Jr	72,944	2/22/2022	0.40	0%	<1%
Staunton Family 2007 Trust	72,920	2/24/2022	0.40	0%	<1%
DePrima Donnelly Family Trust dated July 3, 2019	148,261	5/2/2022	0.40	0%	<1%
Greg and Gaida Paloolian	73,975	5/15/2022	0.40	0%	<1%
Jeffrey Kelley	147,877	5/18/2022	0.40	0%	<1%
Steve Chang	73,891	5/22/2022	0.40	0%	<1%
Chad James Nichols	73,855	5/25/2022	0.40	0%	<1%
Douglas Gore	590,165	6/1/2022	0.40	0%	<1%
JPM Property Holdings, LLC	73,759	6/2/2022	0.40	0%	<1%
Chris Greissinger	72,908	8/12/2022	0.40	0%	<1%
Nicole M. Hobbs	72,908	8/12/2022	0.40	0%	<1%
Michael Volpe & Liliane Stacishin-Moura	72,872	8/15/2022	0.40	0%	<1%
Jaron Mossman	218,292	8/24/2022	0.40	0%	<1%
Peter McCabe	72,752	8/25/2022	0.40	0%	<1%
Scoop Investments Group, LLC	72,680	8/31/2022	0.40	0%	<1%
Lawrence Weiss Living Trust	72,668	9/1/2022	0.40	0%	<1%
Traj Enterprises, LP	145,168	9/8/2022	0.40	0%	<1%
Mary Lyn Hammer	72,548	9/11/2022	0.40	0%	<1%
	6,698,780

None of the Selling Stockholders:

•	has had a material relationship with us any time within the past three years; or
•	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
•	are broker-dealers or affiliated with broker-dealers.

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PLAN OF DISTRIBUTION

Primary Offering

We are offering the shares on a "self-underwritten" basis directly through Kim D. Southworth, our officer. Mr. Southworth will not receive any commissions or other remuneration of any kind in connection with his participation in this Offering based either directly or indirectly on transactions in securities.

This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. This offering will terminate upon the earlier to occur of (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, (ii) the date on which all 10,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days.

When at least 2,000,000 shares of the Offering are sold and the Offering has expired the funds will be transferred to our business account for use in the implementation of our business plan. If the minimum number of shares are not sold by the expiration date of the Offering, the funds will be promptly returned to the investors (within 3 business days), without interest or deduction.

Mr. Southworth will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

1. Mr. Southworth is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

2. Mr. Southworth will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities.

3. Mr. Southworth is not, nor will he be at the time of participation in the Offering, an associated person of a broker-dealer; and

4. Mr. Southworth meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Southworth does not intend to purchase any shares in this Offering.

If applicable, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will not use public solicitation or general advertising in connection with the Primary Offering. This Primary Offering will continue for the longer of: (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 10,000,000 shares registered hereunder have been sold. We may at our discretion extend the offering for an additional 90 days.

21

DEPOSIT OF OFFERING PROCEEDS OF PRIMARY OFFERING

We are offering for sale a minimum of 2,000,000 and a maximum of 10,000,000 shares of common stock at a price of $0.40 per share. We will not be able to spend any of the proceeds unless the minimum number of shares is sold and the Offering expires. We intend to hold all funds collected in a standard bank account until the total amount of $800,000 has been received and the Offering is closed or the minimum shares are sold and the Offering expires. At that time, the funds will be transferred to our business account for use in the implementation of our business plan. In the event the minimum numbers of shares are not sold out prior to the Expiration Date, all money will be promptly returned to the investors, without interest or deduction within 3 business days.

We determined the use of the standard bank account was the most efficient use of our current limited funds. Please see the risk factor section to read the related risk to you as a purchaser of any shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION OF PRIMARY OFFERING

If you decide to subscribe for any of the 10,000,000 shares in this Primary Offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft or cashier's check payable to the company. Subscriptions, once received by the company, are irrevocable. All checks for subscriptions should be made payable to Cyber Enviro Tech.

SELLING STOCKHOLDERS

The Selling Stockholders (41) may sell some or all of their shares at $0.40 per share until the shares are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or OTCQB, at which time they may be sold at prevailing market prices. Refer to Item 501(b)(3) of Regulation S-K.

●	ordinary brokers transactions, which may include long or short sales,
●	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
●	through direct sales to purchasers or sales effected through agents,
●	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
●	any combination of the foregoing.

In addition, the forty-one (41) Selling Stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the Selling Stockholders are broker-dealers or affiliates of broker dealers.

We will advise the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the Selling Stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the Selling Stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the Selling Stockholders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses which are estimated to be approximately $110,000. The majority of these expenses have already been paid and are included in the financial statements.

22

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering pursuant to FINRA Rule 2710.

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

Additionally, our stock is a penny stock. Burdens are imposed upon broker-dealers by penny stock requirements that may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock.

SELLING STOCKHOLDERS

The forty-one (41) selling Stockholders may also sell shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating as agent in such transactions may receive a commission from the Selling Stockholders or, if they act as agent for the purchaser of such common stock, a commission from the purchaser. The Selling Stockholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. We can provide no assurance that all or any of the common stock offered will be sold by the Selling Security Holder.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; there is an exemption from such registration or if there is a qualification requirement available and with which Cyber Enviro-Tech has complied.

In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); (ii) enable the common stock to be traded on the OTC Markets and (iii) to increase the number of Company shares available for purchase in the Market.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. We will at some point in the near future need to raise additional capital through private placement offerings. We believe that obtaining reporting company status under the 1934 Act and trading on the OTC Markets should increase our ability to raise these additional funds from investors.

The Selling Stockholder and any broker-dealers or agents must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the Selling Stockholder is engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

•	Not engage in any stabilization activities in connection with our common stock;
•	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and,
•	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

There is no assurance that the Selling Stockholder will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed broker/dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met. There are no pre-existing contractual agreements for any person to purchase the shares.

Of the 108,272,212 shares of common stock outstanding as of June 30, 2022, 90,408,335 shares are owned by our controlling stockholders. Selling Stockholders will hold 6,698,780 shares held by 41 investors (See Selling shareholders listed above).

23

Dividends

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs, and it is anticipated that all available cash will be needed for our operations, in the foreseeable future.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers receiving penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker-dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our securities are listed on the OTC MARKETS (PINK) quotation service under the ticker symbol “CETI”. We are required to comply with the timely disclosure policies of the OTC MARKETS exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. The Company intends to provide audited financial statements to our security holders as well as hold an annual meeting. The company intends to have its shares listed and quoted on the OTC Bulletin Board, OTCQX, or OTCQB once the registration statement becomes effective.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

24

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Plan of Operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Our auditors have raised substantial doubt as to our ability to continue as an on-going business for the next 12 months. We have generated nominal revenue and have only begun to develop our business plan.

GENERAL OVERVIEW

Business Background

CYBER ENVIRO-TECH, INC. is a publicly held Wyoming oil and water technology company that designs water purification solutions for commercial applications and industries

Our principal executive office is located at Cyber Enviro-Tech, Inc., 6991 E. Camelback Road, Suite D-300, Scottsdale, Arizona 85234. Our telephone number is 866 687-6856. Our Internet site is located at: www.cyberenviro.tech. We maintain our statutory registered agent's office at Registered Agents Inc. 30 N Gould St Ste R Sheridan, WY 82801 USA Telephone Number. (307) 200-2803

June 12, 2020, the District Court of Laramie County, Wyoming appointed Benjamin Berry of Synergy Management Group LLC (“Synergy”) as custodian of the Company.

On September 3, 2020, Synergy and Global Environmental Technologies, Inc. (“Global”), entered into a Securities Purchase Agreement, whereby Synergy sold its one share of Special Series A preferred stock and one-half share of Series C preferred stock to Global Environmental Technologies, Inc.

On September 23, 2020, the Company entered into a share exchange agreement with Global Environmental Technologies, Inc., (“Global”) a Wyoming corporation. Per the terms of the agreement, NexGen exchanged thirty-five shares of common stock for one share of Global.

April 29, 2021, was the Announcement Date where NexGen Holdings, Corp. changed its name to Cyber Enviro-Tech, Inc. and the Market Effective date was April 30, 2021. The symbol for Cyber Enviro-Tech, Inc. is CETI. All numbers in this S-1 have been retroactively restated to reflect the reverse split.

GENERAL OVERVIEW

DESCRIPTION OF BUSINESS

We are an exploration stage company with limited revenues and operating history. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. We currently own the mineral rights to a 479- acre, 33-well, Pilot Oil Field located in Callahan County, Texas. These rights were secured from D-Bar Leasing, Inc, formerly owned by Mr. Danny Hyde.

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GENERAL OVERVIEW

Form and year of organization;

Cyber Enviro-Tech, Inc., also referred to as “CETI” and the “Company”, was founded in the State of Wyoming as Biolectronics, Corp. in April 1992.

Bankruptcy, receivership;

The company has never filed Bankruptcy or been involved in any receiverships or similar proceedings

Material reclassification;

Cyber Enviro-Tech, Inc - CURRENT.

NexGen Holdings Corp - Until April 30, 2021

WindPower Innovations, Inc. until January 2014

Educational Services International, Inc. until November 2009

Bio-Life Systems, Inc. until November 2001

Biolectronics, Corp. to April 1992

Business of the Cyber Enviro-Tech, Inc.;

Cyber Enviro-Tech, Inc is a water science technology company focusing on the remediation of contaminated industrial wastewater with an initial emphasis on the oil & gas industry. We do this by integrating technologies to include cyber, aerospace, satellite, industrial and AI engineering telemetry. Our water filtration, waste water and alternative energy systems will have neural sensors, controls and networks - all connected to a cellular device.

There are 26 oil wells on our Pilot Oil Field and when funds become available the Company will change over the old pumper jack systems to CETI’s current system.

The Company is reviewing its next project where CETI would complete its field water filtration system and put the system into use on the Pilot Oil field in Callahan County. At this time CETI has not put its water filtration system into place at any location nor has it entered into any contracts with operators to put the water filtration system into the field.

Our focus for the current fiscal year will be on further developing oil production on 479-acre Pilot Oil Field in Callahan County, Texas.

The Companies industrial wastewater filtration technology will provide the following benefits to its customers including;

•	Creative online monitoring to ensure and maintain water quality remotely in real time.

•	Utilizing the leading water filtration processes and technologies to make water usage and consumption safer, more efficient and less expensive.

•	Combined technologies that should produce a water filtration system that can treat water related contamination.

•	Through high volume water purification technologies, we can recycle contaminated water for reuse to address the depleting consumable supply.

Sales Strategy – CETI’s B2B Sales Strategy will include partnering with individuals and companies who have many years of experience and developed relationships within their respective aforementioned targeted verticals. Prior knowledge of those specific industry issues, water filtration needs, history and relationships developed over many years will enable them to shorten the sales cycle for our water filtration system. As of September 21, 2022 the company has not employed any individuals or companies for its B2B Sales Strategy.

Market Demand and Size - CETI’s Water System can be modified to address many of the water contamination issue that exists anywhere in the world. The markets envisioned for the CETI Water system when funds permit would be both domestic (U.S.) and global.

GENERAL INFORMATION ABOUT OUR CURRENT WORKING INTEREST

ACQUISITION OF THE WORKING INTEREST

On February 10, 2021, CETI entered into an agreement with EDH where CETI received a higher percentage of the Working Interest (gross revenue less royalty payments to the landowners). Of the 100% working interest under the December 31, 2021 Agreement between EDH and CETI, EDH receives 18.75% less its share of all operating costs, taxes, shipping and other expenses associated with the rework, production and delivery of oil from the existing wells on the Alvey Oil Field. Said 18.75% working interest is to be paid in perpetuity. The remaining 81.25% working interest is to be paid to CETI less its share of taxes, shipping and other expenses associated with the rework, production and delivery of oil from the existing wells on the Alvey. For any new wells put into production by CETI, the working interest to EHD, less all its expenses, is 5%.

In addition to the working interest payments due EDH from well production, EDH will receive $450,000 to be paid in installments. As of September 2022, the remaining amount owed on this is $343,500

Our focus for the current fiscal year will be on further locating and developing new working interests, while continuing to pursue acquisition of new leases and/or existing oil and gas wells which have potential for production based on the addition of our water filtration system, if revenues warrant.

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LOCATION, ACCESS, CLIMATE, LOCAL RESOURCES & INFRASTRUCTURE

General Area: The Alvey Oil Field, (Pilot Oil Field) is further described as being situated on 479 acres of land within Callahan County Texas.

Callahan County is a county located in the U.S. state of Texas. As of the 2020 census, the population was 13,708.  Its county seat is Baird. The county was founded in 1858 and later organized in 1877.  It is named for James Hughes Callahan, an American soldier in the Texas Revolution. Callahan County is included in the Abilene, Texas metropolitan statistical area.

According to the U.S. Census Bureau, the county has a total area of 901 square miles (2,330 km2), of which 899 sq mi (2,330 km2) are land and 1.9 sq mi (4.9 km2) (0.2%) are covered by water.

Callahan Divide is range of hills that extends 26 miles (42 km) from west to southeast through Taylor and Callahan Counties, with highest elevation 2,411 ft (735 m), which together with other elevated areas in the two counties provide advantages in wind energy.

Callahan County, TX ranks #181 in the state (Texas) for BOE produced in the most recent month (May 2022).

[MAP SHOWING Pilot wells in Callahan County Texas]

 BIBLIOGRAPHY:

Wikipedia, Texas Individual County Chronologies May 13, 2015

Callahan County, TX Oil & Gas Activity, https://www.mineralanswers.com/texas/callahan-county

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MARKETS

The availability of a ready market and the prices obtained for produced oil depends on many factors, including the extent of domestic production and imports of oil, the proximity and capacity of pipelines and other transportation facilities, fluctuating demand, the marketing of competitive fuels, and the effects of governmental regulation on production and sales. A ready domestic market for oil exists because of the presence of pipelines for transport. The existence of an international market exists depends upon the presence of international delivery systems and political and pricing factors.

If we are successful in the continuing production of oil on the Pilot Project and possible additional properties, the operation of our Pilot Project will continue to target refiners, remarketers and third-party intermediaries, who either have, or have access to, consumer delivery systems. We will continue to sell the oil from our three wells Pilot Project under both short-term (less than one year) and long-term (one year or more) agreements at prices negotiated with third parties. Currently BML, a third-party operator, picks up the oil from the Company’s Pilot Oil Field and purchases the oil that they have picked up from CETI. CETI receives the proceeds from the sale of oil within 30 days. The price is based upon a 20-day floating average. Typically, either the entire contract (in the case of short-term contracts) or the price provisions of the contract (in the case of long-term contracts) are renegotiated at intervals ranging in frequency from daily to annually.

COMPETITION

We operate in a highly competitive environment for acquiring properties, modernizing existing wells and marketing oil that is produced. The majority of our competitors possess and employ financial, technical and personnel resources substantially greater than ours, which can be particularly important in the areas in which we plan to operate. Those companies may be able to pay more for productive properties and exploratory prospects and to evaluate, bid for and purchase a greater number of properties and prospects than our financial resources permit. Our ability to acquire additional prospects and to find and develop reserves in the future will depend on our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. Also, there is substantial competition for capital available for investment in the oil and natural gas industry.

Current competitive factors in the domestic oil and gas industry are unique. The actual price range of crude oil is largely established by major international producers. Pricing for natural gas is more regional; however, more favorable prices can usually be negotiated for larger quantities of oil and/or gas product. In this respect, while we believe we have a price disadvantage when compared to larger producers, we view our primary pricing risk to be related to a potential decline in international prices to a level which could render our production uneconomical.

We will be committed to use the services of the existing gathering companies in our present area of production. This potentially gives such gathering companies certain short-term relative monopolistic powers to set gathering and transportation costs, because obtaining the services of an alternative gathering company may require substantial additional costs.

General competitive conditions may be substantially affected by various forms of energy legislation and/or regulation introduced from time to time by the governments of the United States and other countries, as well as factors beyond our control, including international political conditions, overall levels of supply and demand for oil and gas, and the markets for synthetic fuels and alternative energy sources.

 In the face of competition, we may not be successful in acquiring, exploring or developing profitable oil and gas properties or interests, and we cannot give any assurance that suitable properties or interests will be available for our acquisition, exploration or development. Despite this, we hope to compete successfully in the industry by:

•	keeping our costs low;
•	relying on the strength of our President’s contacts; and
•	using our size and experience to our advantage by adapting quickly to changing market conditions or responding swiftly to potential opportunities.

DISTRIBUTION METHODS

Currently BML, a third-party operator, picks up the oil from the Company’s Pilot Oil Field and purchases the oil that they have picked up from CETI. CETI receives the proceeds from the sale of oil within 30 days. The price is based upon a 20-day floating average. Typically, either the entire contract (in the case of short-term contracts) or the price provisions of the contract (in the case of long-term contracts) are renegotiated at intervals ranging in frequency from daily to annually.

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REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

On June 6, 2020, NexGen Holdings, Corp, amended their articles, by designating a Special 2020 Super Voting class of shares. “One (1) Share of Preferred is designated as Special 2020 Super Voting see attached designation”. The result of the designation gave the 2020 Series A Preferred Stock stockholder 60% of all votes (including, but not limited to, common stock and preferred stock. See attached exhibit “A” incorporated herein by this reference.

On September 3, 2020, Synergy Management Group, LLC (“Synergy”) and Global Environmental Technologies, Inc (“Global”), a Wyoming Corporation which was formed on April 20, 2020, entered into a securities purchase agreement, whereby Synergy sold its share of Special 2020 Series A preferred stock and its one-half share of Series C preferred stock to Global for $66,400 ($40,000 in cash and 15,000 shares of stock, post reverse split of one share for every 20 shares on April 30, 2021). The one share of Special 2020 Series A is convertible at 1 into 150,000,000 common shares and super voting rights of 60% of all votes which would represent 60% control of NexGen Holdings, Inc. The shares of stock are to be awarded contingent upon the effectiveness of a S-1 Registration, which as of June 30, 2022, has not yet been filed.

On September 23, 2020, NexGen Holdings, Corp changed its name to Cyber Enviro-Tech, Inc. and authorized common shares would become 2,500,000,000 with a par value of $0.001. Per the terms of the agreement, the Company exchanged thirty-five shares of its common stock for one share of Global common stock.

The transaction was accounted for as a change in control with NexGen being considered the accounting acquired company and Global being considered the accounting acquirer. In accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations” and ASC 250, “Accounting Changes and Error Corrections”, when an accounting change results in financial statements that are, in effect, the statements of a different reporting entity, the change shall be retrospectively applied to the financial statements of all prior periods presented to show the financial information for the new reporting entity for those periods. The financial statements of the accounting acquirer shall report results of operations for the period in which the transfer occurs as though the transfer of net assets or change of equity interests had occurred at the beginning of the period. Results of operations for that period will thus comprise those of the accounting acquirer from the beginning of the period to the date the transfer is completed and those of the combined operations from that date to the end of the period.

On October 6, 2020, Global Environmental Technologies, Inc. a Wyoming corporation and NexGen Holdings, Inc. agreed to exchange shares. The agreement allowed for the exchange of one share of Global Environmental Technologies, Inc. for 35 shares of NexGen Holdings, Inc. This exchange agreement did not include any purchase or sale of assets.

On October 30, 2020, Cyber Enviro-Tech, Inc. amended it articles by authorizing a reverse split of the total issued and outstanding shares of common stock of CETI on a 20 to 1 basis.

There have been no material purchase or sale of a significant amount of assets not in the ordinary course of business.

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SOURCE AND AVAILABILITY OF RAW MATERIALS

We have no significant raw materials. However, if we are successful in our plan of operations, we may make use of numerous oil field service companies. We currently have 81.25% working interest in thirty-three wells lease in Callahan County Texas, there are numerous oil field service companies.

 MAJOR CUSTOMERS

We will principally sell our oil to marketers and other purchasers that have access to nearby pipeline facilities. Generally, in areas where there is no practical access to pipelines, oil is trucked to storage facilities. We believe that the loss of any of these oil purchasers would not materially impact our business, because we could readily find other purchasers for our oil as produced.

PATENTS, TRADEMARKS, FRANCHISES, ROYALTIES, OR LABOR CONTRACTS

We have no patents, trademarks, licenses, concessions, or labor contracts.

The Company pays royalties to the landowners of the Alvey Ranch property (CETI’s Pilot oil well project) receive a 20% Royalty from any production related to oil and gas less their share of State of Texas severance tax (4.6%). No Royalty payments were due in 2020. For the year ended 2021, the landowner royalty was $2,734 (net of severance tax).  No Royalty is due for the period January 1, 2022 through June 2022.

COMPLIANCE WITH GOVERNMENT AND ENVIRONMENTAL REGULATIONS OF TRANSPORTATION OF OIL

The sales of crude oil are not currently regulated and are made at negotiated prices. Nevertheless, Congress could reenact price controls in the future.

Our sales of crude oil will be affected by the availability, terms and cost of transportation. The transportation of oil in common carrier pipelines is also subject to rate regulation. The Federal Energy Regulatory Commission, or the FERC, regulates interstate oil pipeline transportation rates under the Interstate Commerce Act. Intrastate oil pipeline transportation rates are subject to regulation by state regulatory commissions. The basis for intrastate oil pipeline regulation, and the degree of regulatory oversight and scrutiny given to intrastate oil pipeline rates, varies from state to state.

Insofar as effective interstate and intrastate rates are equally applicable to all comparable shippers, we believe that the regulation of oil transportation rates will not affect our operations in any way that is of material difference from those of our competitors. Further, interstate and intrastate common carrier oil pipelines must provide service on a non-discriminatory basis. Under this open access standard, common carriers must offer service to all shippers requesting service on the same terms and under the same rates. When oil pipelines operate at full capacity, access is governed by pro-rationing provisions set forth in the pipelines' published tariffs. Accordingly, we believe that access to oil pipeline transportation services generally will be available to us to the same extent as to our competitors.

REGULATION OF PRODUCTION

The production of oil is subject to regulation under a wide range of local, state and federal statutes, rules, orders and regulations. Federal, state and local statutes and regulations require permits for drilling operations, drilling bonds and reports concerning operations. All states, in which we may operate in the future, have regulations governing conservation matters, including provisions for the unitization or pooling of oil properties, the establishment of maximum allowable rates of production from oil wells, the regulation of well spacing, and plugging and abandonment of wells. The effect of these regulations is to limit the amount of oil that can be produced from wells and to limit the number of wells or the locations, although companies can apply for exceptions to such regulations or to have reductions in well spacing. Moreover, each state generally imposes a production or severance tax with respect to the production and sale of oil within its jurisdiction.

The failure to comply with these rules and regulations can result in substantial penalties. Our competitors in the oil industry are subject to the same regulatory requirements and restrictions that affect our operations.

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ENVIRONMENTAL REGULATION

Oil exploration, development and production operations are subject to stringent federal, state and local laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. Historically, most of the environmental regulation of oil production has been left to state regulatory boards or agencies in those jurisdictions where there is significant oil production, with limited direct regulation by such federal agencies as the Environmental Protection Agency. However, while we believe this generally to be the case for our production activities in Texas, there are various regulations issued by the Environmental Protection Agency ("EPA") and other governmental agencies that would govern significant spills, blow-outs, or uncontrolled emissions.

At the federal level, among the more significant laws and regulations that may affect our business and the oil and gas industry are: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, also known as "CERCLA" or Superfund; the Oil Pollution Act of 1990; the Resource Conservation and Recovery Act, also known as "RCRA"; the Clean Air Act; Federal Water Pollution Control Act of 1972, or the Clean Water Act; and the Safe Drinking Water Act of 1974.

Compliance with these regulations may constitute a significant cost and effort for us. No specific accounting for environmental compliance has been projected by us at this time. We are not presently aware of any environmental demands, claims, or adverse actions, litigation or administrative proceedings in which our acquired property is involved or subject to, or arising out of any predecessor operations.

In the event of a breach of environmental regulations, these environmental regulatory agencies have a broad range of alternative or cumulative remedies which include: ordering a clean-up of any spills or waste material and restoration of the soil or water to conditions existing prior to the environmental violation; fines; or enjoining further drilling, completion or production activities. In certain egregious situations the agencies may also pursue criminal remedies against us or our principal officers.

RESEARCH AND WELL DEVELOPMENT COSTS

Since our inception to the date of this Prospectus, we have incurred $200,000 in Research and Development costs and over $900,000 in additional Well Development costs.

Well Development costs are costs incurred in getting the Alvey Oil Field back into regular production and include such expenditures as rewiring the field, repairing and replacing piping, scaling/washing to unclog wells, etc. This is in addition to capital expenditures for pumps, separators and other equipment necessary to restart the oil field production. In addition, CETI paid $450,000 for the 100% working interest lease on the Pilot field lease property.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

The company does not have any employees to date. All the officers and directors of the company work on a part time basis and are paid as outside consultants. The company plans to make all officers and directors of the company employees when the S-1 becomes effective and funds are available.

Our consultants to date are; Mr. Kim D. Southworth, Chief Executive Officer, Mr. TJ Agardy, President, Mr. Mark Broughton, Director of Operations, Mr. Dan Leboffe, Chief Financial Officer, Brook Brost, Secretary/Treasurer, Corbin Southworth, Field Manager, and Winston P. McKellar, Director of IR/PR, The Company plans to employ additional individuals on an as-needed basis. The Company anticipates that it will need to hire additional employees as the business grows. In addition, the Company may expand the size of its Board of Directors in the future.

The company does not have any employment agreements at this time.

REPORTS TO SECURITY HOLDERS

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

 DESCRIPTION OF PROPERTY

We do not currently own any property. The Company leases executive offices at 6991 E. Camelback Road, Suite D-300, Scottsdale, Arizona 85234. The company pays $125 per month on a month-to-month lease.

We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

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DESCRIPTION OF PILOT OIL FIELD (“PILOT PROJECT”)

Pilot Project is in the Alvey Oil Field in west Texas. It encompasses 479 acres and contains thirty-three existing wells of which 26 are oil producing, 6 are injections wells and one is a water well.

Cyber Enviro-Tech, Inc. is the operator of record and leaseholder of an oil field to demonstrate both our water filtration technology as well as our unique oil production processes and related technologies. Our principal purpose is to engage in environmentally friendly projects involving commercial water filtration. Our initial project is in the oil and gas industry which is a heavy user of contaminated water.

Our target market is stripper wells – wells doing less than 15 barrels of oil per day. The Company’s intention is to bring the latest in technology to a segment of the oil industry that may not have the capital and expertise it needs to upgrade its production, especially in a more environmentally friendly manner.

PLAN OF OPERATION

THIS SECTION OF THE PROSPECTUS INCLUDES A NUMBER OF FORWARD-LOOKING STATEMENTS THAT REFLECT OUR CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE. FORWARD-LOOKING STATEMENTS ARE OFTEN IDENTIFIED BY WORDS LIKE: BELIEVE, EXPECT, ESTIMATE, ANTICIPATE, INTEND, PROJECT AND SIMILAR EXPRESSIONS, OR WORDS WHICH, BY THEIR NATURE, REFER TO FUTURE EVENTS. YOU SHOULD NOT PLACE UNDUE CERTAINTY ON THESE FORWARD-LOOKING STATEMENTS, WHICH APPLY ONLY AS OF THE DATE OF THIS PROSPECTUS. THESE FORWARD-LOOKING STATES ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM HISTORICAL RESULTS OR OUT PREDICTIONS.

RESULTS OF OPERATIONS

For the Six Months Ended June 30, 2022 and For the Twelve-Month Period Ended December 31, 2021

During the periods ended June 30, 2022 and December 2021, the Company continued to further our operational business plan. Our net loss for the twelve months ended December 31, 2021, as a result of incurring issuance of convertible debentures, investment in the Alvey Oil Field project, S-1 filing related expenses, general and administrative fees, consulting, and other consulting related party expenses was $3,749,667. Our gain for the six months ended June 30, 2022 largely resulted from the conversion of convertible note payable and the resulting elimination of the derivative liability ($2,638,153) and the resultant gain on the extinguishment of the debt ($627,591).

The following tables and narrative discussion set forth key components of our results of operations for the period indicated, in dollars, and key components of our revenue for the period indicated, in dollars.

	January 1, 2022 to June 30, 2022	January 1, 2021 to December 31, 2021
	(Unaudited)
Sales	$—	$14,332

Cost of sales	—	(3,395)

Gross margin	—	10,937

Operating Expenses:
Professional fees	29,175	45,393
General and Administrative	54,983	61,485
Consulting	156,312	218,500
Total operating expenses	240,470	325,378

Loss from operations	(240,470)	(314,441)

Other Income (Expense):
Change in fair value of derivative	2,638,153	(1,707,272)
Loss on issuance of derivative	(149,010)	(1,409,462)
Gain on extinguishment of debt	627,591	—
Change in fair value of contingent liability	(3,031)	542
Interest expense on derivative	(1,224,495)	(319,034)
Total Other Income (Expense)	1,889,208	(3,435,226)
Net Income (Loss)	$1,648,738	$(3,749,667)

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Lack of Revenues

We have limited operational history. We have generated $14,332 in revenues from January 1, 2021, to June 30, 2022. We anticipate that we will incur substantial losses for the foreseeable future and our ability to generate moderate revenues in the next twelve months continues to be uncertain.

Net Loss

For the period from January 1, 2022 to June 30, 2022, we incurred a net operating loss of $240,470. In addition, for the period from January 1, 2021 to December 31, 2021, we incurred a net operating loss of $314,441. For both periods, Other Income (Expense) was largely due to the issuance and eventual conversion of a majority of the convertible notes payable. This resulted in an overall net income for the six months ended June 30, 2022 of $1,648,738 and a net loss for the year ended December 31, 2021 of $(3,749,667).

Liquidity and Capital Resources

We believe that our existing sources of liquidity will only be sufficient to fund our operations, anticipated capital expenditures, working capital and other financing requirements for at least the next four months. In the event the Company is unable to achieve profitable operations in the near term, it may require additional equity and/or debt financing, or reduce expenses, including officer’s compensation, to reduce such losses. However, we cannot assure that such financing will be available to us on favorable terms, or at all. We will continue to monitor our expenditures and cash flow position however, at some time in the future we may need to obtain additional financing to complete our business plan. There is no assurance that we will be able to obtain such financing if needed and the failure to do so could negatively impact the viability of our company to continue with this business and the business may fail.

We are paying the expenses of the offering because we seek to (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); (ii) enable our common stock to be traded on the OTC Markets, and (iii) to increase the number of shares available for trading in the public markets. We believe that the registration of the issuance of shares to our convertible debenture holders may facilitate the further development of a public market of our common stock.

The following table summarizes total assets, accumulated (deficit), stockholder’s equity (deficit) and working capital (deficit) at for June 30, 2022 and December 31, 2021.

	June 30, 2022	December 31, 2021
	(Unaudited)
Total Assets	$2,212,899	$1,475,858
Accumulated (Deficit)	$(2,263,444)	$(3,912,182)
Stockholder’s Equity (Deficit)	$1,421,695	$(2,578,885
Working Capital	$(52,276)	$(11,583)

As of the date of this prospectus, we have generated limited revenues from our business operations.

As of June 30, 2022, our total assets were 2,212,899, which were comprised of

•	Cash and other current assets $197,447
•	Property and equipment, net $1,965,452
•	Well Development (capitalized costs included in Property and equipment) $1,132,400

As of June 30, 2022, our total liabilities were $791,204 consisting of

•	Accounts payable $101,242
•	Accrued interest $2,599
•	Loans payable – related party $25,000
•	Convertible notes payable (face value) $400,000
•	Notes payable (face value) $375,000

We intend to meet our cash requirements for the short term by generating some revenue and, for the next 12 months through, a combination of debt financing and equity financing by way of bank loans, private loans and private placements. While we have been pursuing financial arrangements, we currently do not have any arrangements or commitments in place to complete any bank loans, private loans or private placement financings and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have only generated limited revenues from our oil sales.

Our plan of operation for the twelve months following the date of this prospectus is to continue selling the oil and gas from our present working interest, while also searching for other appropriate working interest and leases. We will be primarily seeking other leases with existing production however we will not limit ourselves to only those wells if another oil or gas opportunity presents itself that Management believes would be in the best interests of the shareholders.

Management feels the Company’s continuation as a going concern depends upon its ability to obtain additional sources of capital and financing. Specifically, management intends to raise additional permanent capital through debt instruments such as bank loans, or private financing. The goal of this effort is to provide working capital for the next year. Our twelve-month operating plan is dependent on raising additional permanent capital through equity security sales, debt instruments, and private financing in the amount of $851,000. Presently we do not have any existing sources or plans for financing.

 The specific steps that we intend to take to try to secure the required $851,000 are as follows:

(1)	We will first attempt to obtain a bank loan for the $851,000. In doing so, we will approach various banks to ascertain and compare various terms and conditions of such a loan, including interest rates, length of the loan, payment schedules, and the overall costs incurred for same. We will then choose the bank that we believe offers the best arrangements for us regarding said loan. We will then submit our application, which may also include the submittal of a business plan that we will prepare. In the event the initial bank does not approve and issue a loan, then we will move on to another bank and continue with such efforts until such time as it is determined by us that such an approach will not succeed. We anticipate that such an effort can be commenced and completed within the first 60 to 90 days. As of the date of filing we have not approached a bank at this time.

(2)	In the event we are not able to obtain a bank loan for $851,000 we will then attempt to obtain such funds through a private financing source. We will search for reliable sources for private financing, and research them by ascertaining their reputation in their field of business, the length of time being in business, and sources of their funding. We will then choose those private financing sources that we feel confidence in and approach then to ascertain and compare various terms and conditions of such a loan, including interest rates, length of the loan, payment schedules, and the overall costs incurred for same. We will then choose the private financing source that we believe offers the best arrangements for us regarding said loan. We will then submit our application, which may also include the submittal of a business plan that we will prepare. In the event the initial private financing source does not approve and issue a loan, then we will move on to another private financing source and continue with such efforts until such time as it is determined by us that such an approach will not succeed. We anticipate that such an effort can be commenced and completed within the first 60 days.

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If we are able to obtain debt financing of $851,000, we plan to allocate the funds as stated below.

•	$65,000 towards costs associated with public company reporting requirements
•	$42,000 related to expenses associated with newly applicable corporate governance requirements.
•	$165,000 equipment and maintenance costs
•	$318,000 field labor and other field costs
•	$261,000 for administration and working program capital

In addition to the $851,000 need for the operating plan the company will need approximately $30,000 for completing this registration.

If we are unable to raise the entire $851,000 from our Offering, we would adjust our spending based on the amount of funds available. We may forgo the purchase of another lease until we are able to accumulate enough from revenue to allow us to purchase an additional working interest, assuring that we meet our corporate and disclosure obligations so that we remain in good standing with the State of Wyoming and maintain our status as a reporting issuer with the SEC.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage corporation and have generated limited revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we must continue to receive revenues from our current working interest and find other profitable properties in which we will invest. We believe that our current cash balance and revenue will allow us to operate for three months based on our current limited operations.

LIQUIDITY AND CAPITAL RESOURCES

We believe that our existing sources of liquidity will only be sufficient to fund our operations, anticipated capital expenditures, working capital and other financing requirements for at least the next three months. In the event the Company is unable to achieve profitable operations in the near term, it may require additional equity and/or debt financing, or reduce expenses, to reduce such losses. However, we cannot assure that such financing will be available to us on favorable terms, or at all. We will continue to monitor our expenditures and cash flow position and however at some time in the future we may need to obtain additional financing to complete our business plan. There is no assurance that we will be able to obtain such financing if needed and the failure to do so could negatively impact the viability of our company to continue with this business and the business may fail.

Critical Accounting Policies

The Company has adopted the following significant accounting policies for the six months ended June 30, 2022 and the 12 months ended December 31, 2021.

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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Revenue recognition

The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers,” (“Topic 606”). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of Topic 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company expects to recognize revenues as the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied.

The Company recognizes sales when oil is picked up by the delivery company and control passes to the customer.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents for the six months ended June 30, 2022 and for the year ended December 31, 2021.

Property and Equipment

Property and equipment are recorded at cost. Cost of improvements that substantially extend the useful lives of the assets are capitalized. Maintenance and repair costs are expensed when incurred. When other property and equipment is sold or retired, the capitalized costs and related accumulated depreciation are removed from their respective accounts.

Asset Retirement Obligations

To cover the estimated future asset retirement obligations ("ARO") related to its oil and gas properties, the Company maintains a $50,000 bond with the Railroad Commission of Texas (“RRC”). This bond is to ensure that the Company will cap any wells on the Alvey Oil Field that it decides are no longer productive. Once the Company decides it is finished working the Alvey Oil Field, it can apply to the RRC to have the bond repaid.

The Company believes the bond should cover the estimated liability for abandoning wells. Revisions to the liability could occur due to changes in estimated abandonment costs, changes in well economic lives, or if federal or state regulators enact new requirements regarding the abandonment of wells.

Impairment of Long-Lived Assets

In accordance with authoritative guidance on accounting for the impairment or disposal of long-lived assets, as set forth in Topic 360 of the ASC, the Company assesses the recoverability of the carrying value of its non-oil and gas long-lived assets when events occur that indicate an impairment in value may exist. An impairment loss is indicated if the sum of the expected undiscounted future net cash flows is less than the carrying amount of the assets. If this occurs, an impairment loss is recognized for the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets.

Oil and Gas Producing Activities

The Company uses the successful efforts method of accounting for oil and gas activities. Under this method, the costs of productive exploratory wells, all development wells, related asset retirement obligation assets, and productive leases are capitalized and amortized, principally by field, on a units-of-production basis over the life of the remaining proved reserves. Exploration costs, including personnel costs, geological and geophysical expenses, and delay rentals for oil and gas leases are charged to expense as incurred. Exploratory drilling costs are initially capitalized, but charged to expense if and when the well is determined not to have found reserves in commercial quantities. The sale of a partial interest in a proved property is accounted for as a cost recovery, and no gain or loss is recognized as long as this treatment does not significantly affect the units-of-production amortization rate. A gain or loss is recognized for all other sales of producing properties. There were capitalized costs of $1,132,400 and $482,106 at June 30, 2022 and December 31, 2021, respectively.

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Unproved oil and gas properties are assessed annually to determine whether they have been impaired by the drilling of dry holes on or near the related acreage or other circumstances, which may indicate a decline in value. When impairment occurs, a loss is recognized. When leases for unproved properties expire, the costs thereof, net of any related allowance for impairment, is removed from the accounts and charged to expense. During the six months ended June 30, 2022 and 2021, there was no impairment to unproved properties. The sale of a partial interest in an unproved property is accounted for as a recovery of cost when substantial uncertainty exists as to the ultimate recovery of the cost applicable to the interest retained. A gain on the sale is recognized to the extent that the sales price exceeds the carrying amount of the unproved property. A gain or loss is recognized for all other sales of unproved properties. For the periods ending June 30, 2022 and December 31, 2021, there was no gain or loss recognized for sales of unproved properties.

Costs associated with development wells that are unevaluated or are waiting on access to transportation or processing facilities are reclassified into developmental wells-in-progress ("WIP"). These costs are not put into a depletable field basis until the wells are fully evaluated or access is gained to transportation and processing facilities. Costs associated with WIP are included in the cash flows from investing as part of investment in oil and gas properties. At June 30, 2022 and December 31, 2021, no capitalized developmental costs were included in WIP.

Depreciation, depletion and amortization of proved oil and gas properties is calculated using the units-of-production method based on proved reserves and estimated salvage values. During the six months ended June 30, 2022 and 2021, the Company recorded no depreciation, depletion and amortization expense on oil and gas properties. The Company will start using the units-of-production method when the field is continuously operational and there are material sales.

The Company reviews its proved oil and natural gas properties for impairment whenever events and circumstances indicate that a decline in the recoverability of its carrying value may have occurred. It estimates the undiscounted future net cash flows of its oil and natural gas properties and compares such undiscounted future cash flows to the carrying amount of the oil and natural gas properties to determine if the carrying amount is recoverable. If the carrying amount exceeds the estimated undiscounted future cash flows, the Company will adjust the carrying amount of the oil and natural gas properties to fair value. During the six months ended June 30, 2022 and 2021, there was no impairment to proved properties.

Stock-based Compensation

The Company records stock-based compensation in accordance with the provisions of the ASC 718, “Accounting for Stock Compensation,” which establishes accounting standards for the transaction in which an entity exchanges its equity instruments for goods or services. In accordance with guidance provided under ASC 718, the Company recognizes an expense for the fair value of its stock awards at the time of the grant and the fair value of its outstanding stock options as they vest, whether held by employees or others. As of June 30, 2022 and December 31, 2021, there were no options outstanding.

Fair Value of Financial Instruments

The Company adopted ASC 820, “Fair Value Measurements.” ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1:	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2:	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3:	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

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The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company’s notes payable approximates the fair value of such instruments as the notes bear interest rates that are consistent with current market rates.

The Company evaluates convertible instruments, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under ASC 815, “Derivatives and Hedging”. The result of this accounting treatment is that the fair value of the derivative is marked to market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income (expense). Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under ASC 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

During the six months ended June 30, 2022, all convertible notes with a derivative liability were converted to common stock so there were no derivative liabilities as of June 30, 2022. The following table classifies the Company’s liability measured at fair value on a recurring basis into the fair value hierarchy as of December 31, 2021:

Description	Level 1	Level 2	Level 3	Total
Derivative	$—	$—	$3,116,734	$3,116,734
Total	$—	$—	$3,116,734	$3,116,734

Income taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measures using enacted tax rates expected to apply to the taxable income in the years in which those temporary differences are expect to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. The Company’s federal tax return and any state tax returns are not currently under examination.

The Company has adopted ASC 740, “Accounting for Income Taxes,” which requires an asset and lability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Net income (loss) per common share

The Company computes loss per common share in accordance with ASC 260, “Earnings Per Share”, which requires dual presentation of basic and diluted earnings per share. Basic income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding during the period. Diluted income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding, plus the issuance of common shares, if dilutive, that could result from the exercise of outstanding stock options and warrants.

Concentration of credit risks

The Company maintains accounts with financial institutions. All cash in checking accounts is non-interest bearing and is fully secured by the Federal Deposit Insurance Corporation (FDIC). At times, cash balances may exceed the maximum coverage provided by the FDIC on insured depositor accounts. The Company believes it mitigates its risk by depositing its cash and cash equivalents with major financial institutions.

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Recently issued accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Expected Purchase or Sale of Significant Equipment

We continue to purchase property and equipment for the development of the Alvey Oil Field. As of June 30, 2022, we have purchased approximately $865,000 worth of equipment and capitalized another $1,132,400 worth of expenses in Well Development. To complete initial development of the field, we have sufficient resources in the next three months to do that. If we obtain additional financing – debt or equity – we plan to rework or drill new oil wells and to construct and sell commercial water filtration units. We do not currently have any monies committed to the expansion of the Alvey Oil Field so we will only use current resources to finish out the initial development.

Additional Disclosure of Outstanding Share Data

As of June 30, 2022, we had 108,272,212 shares of common stock issued and outstanding.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements, including any outstanding derivative financial statements, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our common stock is traded on the OTC MARKETS GROUP (PINK) exchange under the symbol (“CETI”).

There is currently trading on our common stock under the ticker symbol of “CETI” with closing price on September 21, 2022 of $0.49. The average 52-week Range of $0.25 - $2.05. There is no assurance that a regular trading market will continue or ever develop. OTC Market Group securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Market Group securities transactions are conducted through a telephone and computer network connecting dealers. OTC Market Group issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To have our common stock listed on any of the public trading markets, including the OTC QX, we will require a market maker to sponsor our securities. We have not yet engaged any market maker to sponsor our securities, and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for listing on the OTC QX. This could prevent us from developing a trading market for our common stock.

HOLDERS

 As of the date of this Prospectus there are three hundred and seventy (370) holders of record of our common stock.

 DIVIDENDS

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

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EQUITY COMPENSATION PLANS

 As of the date of this Prospectus we did not have any equity compensation plans.

 REGULATION M

Our officer and director, who will offer and sell the shares, is aware that he is required to comply with the provisions of Regulation M, promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officer and director, sales agent, any broker-dealer or other person who participate in the distribution of shares in this Offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Company’s Chief Executive Officer and Director is Kim D. Southworth, President and Director is TJ Agardy, Director Operations and Director is Mark Broughton, Chief Financial Officer is Dan Leboffe, CFO, Winston McKellar, Director of IR/PR and Brook Brost is Secretary Treasurer. We currently have no "Promoters” within the meaning of Rule 405 of Regulation C. The following table sets forth the name and age of our officer and director as of December 31, 2021.

Executive Officers and Directors

NAME	AGE	POSITION/INITIAL ELECTION	APPOINTMENT DATE

Kim D. Southworth	62	Chief Executive Officer and Director	September 3, 2020
TJ Agardy	67	President and Director	September 3, 2020
Mark Broughton	69	Director of Operations, Director	February 7, 2022
Dan Leboffe	65	Chief Financial Officer	February 7, 2022
Winston McKellar	72	Director of IR/PR	February 7, 2022
Chris Ivey	63	Control Person	September 3, 2020
Brook Brost	28	Secretary and Treasurer	September 3, 2020

The Directors will hold office until the next annual meeting of the stockholders, following the election and until their successors have been elected and qualified. The Board of Directors appoints Executive Officers. Our Executive Officers hold their offices until they resign, are removed by the Board, or his/her successor is elected and qualified.

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Set forth below is a description of the recent employment and business experience of our Director and Executive Officers:

Kim D. Southworth, Chief Executive Officer and Director

Kim D. Southworth, CEO – Mr. Southworth has more than 37 years in the corporate world, holding key roles in management, administration and corporate finance. He is the founder and senior partner of Advanced Business Strategies, a venture catalyst firm assisting early stage, high growth technology companies in the development, expansion, and execution of their business plans. He has served as founder, president, CEO and consultant for numerous companies and industries, including oil & gas, biotech, instore digital music and advertising, ballistic armor and fuel treatment technologies.

•

2020 to Present, Mr. Southworth is a co-founder, director and Chief Executive officer of the Cyber Enviro-Tech, Inc. a Wyoming company formerly, Global Environmental Technologies, Inc., prior to a name change in 2021. At Cyber Enviro-Tech, Mr. Southworth leads the strategic business plan development and execution, corporate capitalization, investment structuring, strategic partnership development, joint venture relationships, corporate filings, public auditing review, mergers and acquisitions.

August 2017 to April 2020, Mr. Southworth was a founder, director and CEO of Applied Logic Filtration, LLC. a Utah limited liability company in business to become an R&D water filtration technology Company. Mr. Southworth spent approximately 2 years bringing together numerous technologies from around the world to develop, design and engineer a unique and proprietary industrial wastewater filtration system.

2016 to 2018, Mr. Southworth was a director and President of Gold Standard Mining Company.

Gold Standard Mining Company ("GSMC") or the "Company"), incorporated in the State of Nevada on August 22, 2016. Mr. Southworth incorporated the company, hired accountants and attorney for the propose of developing business activities described as a "blank check”. The company filed an S-1 as a blank check company with the Securitas and Exchange Commission. The company went effective on its S-1 on September 27, 2017. On February 20, 2019, Mr. Southworth resigned as the President of Gold Standard Mining Company and had no further ownership or involvement with management of the company.

TJ Agardy, President and Director

Mr. Agardy, – Mr. Agardy has over 40 years of engineering and sales experience.

2020 to Present, Mr. Agardy is a co-founder, director and President of Cyber Enviro-Tech, Inc. a Wyoming company, formerly, Global Environmental Technologies, Inc., prior to a name change in 2021. As the President and acting Chief Technical Officer for the company His responsibilities include evaluating and integrating commercially viable technologies from multiple industries to the company’s core water filtration, extraction, and cyber-SCADA capabilities. Assessing critical path partners, sourcing manufacturers and negotiating terms for delivery, utilization, and performance is another component of this function with the Company.

August 2017 to April 2020, Mr. Agardy was a co-founder, President and director of Applied Logic Filtration, LLC. a Utah limited liability company in business to become an R&D water filtration technology Company. Mr. Agardy spent approximately 2 years bringing together numerous technologies from around the world to develop, design and engineer a unique and proprietary industrial wastewater filtration system.

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03/1997 to 08/2017 Mr. Agardy served as Managing Director at Artic FX LLC. Clients served included energy conversion firms processing mining tires for pyrolysis; diesel production, gasoline production, asphalt, scrap metal and environmental recycling.  Either consulting or operational assistance attached to projects determined travel schedules and job scopes. From 2008 projects included interface for software development contracted in Asia, South America, Europe, and the US with design and test engineers.

11/1987 to 02/1997, Mr. Agardy was a Director of International Trades at American PetroChem. American PetroChem served as a supply chain provider for Automotive, Pharmaceutical, Mining, and Chemical Operations enterprises on an international platform. As such, Mr. Agardy handled all of the ICC400 - ICC600 banking interface, shipping modal interface, technical compliance for international trade accommodations for storage, transport, discharge, and delivery of final product to the end client. This involved extensive travel to ports, shipping lines, storage facilities, manufacturing facilities, and client visits for end product viability.  At times, technical substitution capacity was required for either higher quality delivery or on-site best practices with clients. During his tenure there, he managed relationships with Elf, Esso, Royal Dutch, Vasso, Sunoco, Arco, Marathon, Crown, San Joaquin, Union Oil, Texaco, Shell, Chevron, Mobil, Exxon, Citgo, Cato, Phillips, Conoco and more.

08/1983 - 10/1987, Mr. Agardy, served with Burroughs Corporation as a Technical Support Representative in Phoenix Arizona; responsible for integrating 3rd party peripheral and mainframe computers to Burroughs MT985’s, ET2000’s, B1900’s, B3900’s, while structuring a multi-vendor solution to specific custom applications. Each application addressed critical base operations data input off production, quality control, inventory control, access security, or resource allocation.

This was before the Sperry Corporation takeover, with a focus on Mining [Newmont-Asarco] and medical [WL Gore], plus integrated shop floor control applications at microchip manufacturers. Prior to this, Mr. Agardy worked at Honeywell in Detroit serving Fortune 100 companies in process controls, closed loop applications for mining, pharmaceutical, food processing, automotive, refining, glass, paint, and chemical processing. He also worked with power plants, automotive plants, food processing, and machine tool client bases in industrial settings during his tenure with Eaton Cutler Hammer. Mr. Agardy began his industrial career in Plant Engineering with General Motors in Detroit.

Mark Broughton, Director of Operations and Director

Mark Broughton, Director of Operations – Mr. Broughton brings a wealth of experience in business development and improvement in his nearly 40 years with various Oil producing companies. His broad experience began with Witco, Inc. (w/ the Kendall, Amalie, and Golden Bear brands) - District Sales Manager for the NW USA (including Alaska). There he revitalized & grew the business in all or part of 9 states. With Citgo Petroleum (during JV w/ Southland 7-11 and then PDVSA) - District Sales Mar. for the SW USA (including Hawaii). Pioneered & grew the newly formed Citgo brand in all or part of 5 states. These positions involved all sales & marketing aspects for branded and generic base oils, process oils, compounded lubes, waxes, maintenance chemicals, ancillary goods (TBA), related equipment, and associated services. With Shell Oil Products including Pennzoil and Quaker State he was involved with enterprise with every channel, route-to-market, and type of customer on a national and global basis. His educational background includes completion of the Advanced Management Program from Rice University w/ specialization in Business Optimization, Project Development & Implementation, and Change Management and an MBA from Golden Gate University w/ specialization in opening new markets, developing distribution networks, and introducing new lines/products.

•	April 2022 to Present - Acting Director of Operations and Board member at Cyber Enviro-Tech, Inc.

•	February 2021 thru March 2022 - Independent Business Consultant specializing in Business Development & Performance Improvement.

•	November 1989 thru January 2020 - Key Account Manager at Shell Oil. A career of various assignments across the Business both domestic & international in scope. His last assignment was engaging with their largest customer in the world.

•	Education: Mark’s undergraduate degree is in Business Administration from St. Mary’s College. His Master’s degree is in International Business & Law (aka MBA) from Golden Gate University. He attended the Rice Executive Program, (MBA refresher) from Rice University (… ranked #1 nationally for Entrepreneurship & #10 for Business). He regularly engages in continuing education.

•	Community: Mark actively contributes as a mentor & life coach to men rebuilding their lives.

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Dan Leboffe, Chief Financial Officer

Mr. Leboffe joined the Company in the capacity of Chief Financial Officer earlier in 2022. He brings to CETI a diverse background in his 40+ years of business experience. His experience includes audit/tax work with (then) Price Waterhouse, over ten years of marketing/sales experience with various Fortune 1000 consumer packaged goods companies and overseeing training for publicly traded real estate company ZipRealty. Mr. Leboffe’s entrepreneurial ventures include a construction accounting software reseller, high-performance boat manufacturer Spectre, real estate development and business consulting.

•

2020 to Present: CFO (as of February 2022) and consultant (2020 to 2022) for CETI.

Primarily focused on financial modeling, investor presentations, business strategy and filings with OTC Markets and the SEC.

•	2017 to 2020: Co-founded two business consulting firms - Path Capital Advisors, LLC and AscentCore Group LLC. Both organizations focus on growth and capital advisory services for CEOs, board of directors and business owners. In addition, he has individually provided consulting services to both Realogy, Inc and Homeward Inc both in the real estate industry.

•	Education background. BS in Accounting from University at Albany, MBA from The Wharton School of the University of Pennsylvania

•	Certifications. Formerly a Certified Public Accountant in the State of New York with Price Waterhouse

•	Community: For the last five years, he has been the Treasurer for Everybody Matters, an organization that teaches coping skills to emotionally vulnerable youths in the public school system.

Winston P. McKellar, Director of IR/PR

Mr. McKellar has close to 50 years in both the entrepreneurial and corporate world from the brokerage, development, management and syndication of commercial real estate throughout the Southwest. He has also been in corporate finance and marketing strategy for early-stage companies for over three decades. Mr. McKellar has served as a consultant for all types of companies primarily in the early-stage levels. He has been successful in expanding their business and connecting these companies to outside growth capital.

•	January of 2021 to Present: Mr. McKellar joined the senior management team behind Cyber Enviro-Tech based in Arizona. He has the executive position of (Director of IR & PR) for the company and handles majority of the communication between management and shareholders.

•	December of 2015 to October of 2020: Mr. McKellar became a integral member of the Vizi Healthcare company that helped insurers of Medicare and Medicaid with their care managed programs to save costs. He was instrumental in bringing equity growth capital to the company over the five years and opening strategic opportunities for the company while serving on their advisory board level.

•	February of 2012 to November of 2015: Mr. McKellar was a consultant for a company called YipTV that created a software platform for the streaming of real time content for the Hispanic and Latino population. He also sits on YipTV's advisory board.

Brook Brost, Secretary and Treasurer

Ms. Brost became an officer of Cyber Enviro-Tech, Inc., in 2020 to present, and is currently serving in the capacity of assistant Secretary/Treasurer of the Company. In 2018 she founded Summit Corporate Support which assists companies in their bookkeeping, account payables, receivables, SEC filings, and related corporate support services. She has worked as the Executive Assistant for the CEO of both public and private companies. Ms. Brost is knowledgeable and experienced with FINRA and SEC regulatory compliance and filing requirements. Ms. Brost is dependable, reliable and competent. Combined with her organizational and management skillsets, she has become a valuable asset to the company.

2020 to Present, Ms Brost, serves as the Company’s assistant Secretary and Treasurer of Cyber Enviro-Tech, Inc. In her capacity she carries out the standard duties of the office.

2018 to 2020, Ms. Brost founded and ran Summit Corporate Support. She assisted companies in their bookkeeping, account payables, receivables, SEC filings, and related corporate support services.

AUDIT COMMITTEE

The Company does not presently have an Audit Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint an Audit Committee.

The Audit Committee will be empowered to make such examinations as are necessary to monitor the corporate financial reporting and the external audits of the Company, to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived there from, to outline to the Board improvements made, or to be made, in internal control, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

COMPENSATION COMMITTEE

The Company does not presently have a Compensation Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint a Compensation Committee.

The Compensation Committee will be authorized to review and make recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of the Company, including stock compensation, and bonus compensation to all employees.

INDEPENDENT DIRECTOR/CORPORATE GOVERNANCE COMMITTEE

Our Board of Directors currently consists of Mr. Kim D. Southworth, Mr. Tj Agardy, and Mr. Mark Broughton. We do not have independent director(s) at this time.

The Company does not presently have a Corporate Governance Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint a Corporate Governance Committee.

The Corporate Governance Committee will be responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to our Board of Directors concerning corporate governance matters.

NOMINATING COMMITTEE

The Company does not have a Nominating Committee and the full Board acts in such capacity.

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COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers and persons who beneficially own more than ten percent (10%) of a registered class of its equity securities, file with the SEC reports of ownership and changes in ownership of its common stock and other equity securities. Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to us or written representations that no other reports were required, the Company believes that to date, all filing requirements applicable to its executive officers, directors, and greater than ten percent (10%) beneficial owners were met.

REMUNERATION OF DIRECTORS AND OFFICERS

Cyber Enviro-Tech, Inc. is compensating its officers as stated below.

EXECUTIVE COMPENSATION

The following table sets forth the compensation of our Executive Officers for the year ending December 31, 2021, these amounts were paid as consulting fees.

Summary Compensation Table:

Name And Principal position	Year	Salary($)	Bonus($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation Earnings($)	All Other Compensation($)	Total($)

Kim D. Southworth, CEO	2021	$84,000	$0	$0	$0	$0	$0	$0	$84,000
	2020	$0	$0	$0	$0	$0	$0	$0	$0

TJ Agardy, President	2021	$85,000	$0	$0	$0	$0	$0	$0	$85,000
	2020	$5,800	$0	$0	$0	$0	$0	$0	$5,800

Dan Leboffe. CFO	2021	$10,500	$0	$0	$0	$0	$0	$0	$10,500
	2020	$0	$0	$0	$0	$0	$0	$0	$0

Brook Brost, Secretary/Treasurer	2021	$14,000	$0	$0	$0	$0	$0	$0	$14,000
	2020	$800	$0	$0	$0	$0	$0	$0	$800

Mark Broughton, Director of Operations	2021	$59,250	$0	$50,000	$0	$0	$0	$0	$109,250
	2020	$0	$0	$0	$0	$0	$0	$0	$0

Winston McKellar, Director of IR/PR	2021	$0	$0	$0	$0	$0	$0	$0	$0
	2020	$0	$0	$0	$0	$0	$0	$0	$0

Chris Ivey, Former V. P. of Operations	2021	$32,750	$0	$0	$0	$0	$0	$0	$32,750
	2020	$0	$0	$0	$0	$0	$0	$0	$0

Employment Agreement

To date, Cyber Enviro-Tech, Inc. has no written employment agreements in effect, with its Executive Officers.

43

Stock Option Plan

We do not have a stock option plan and we have not issued any warrants, options or other rights to acquire our securities.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan.

Director's Compensation

At present we do not pay our directors compensation for attending meetings of our Board of Directors. We have no standard arrangement pursuant to which our directors are compensated for any services provided as a director or for committee participation or special assignments, but may reimburse Directors for reasonable expenses incurred in attending meetings.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of our stock as of December 31, 2021, by (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of each class of our voting stock, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. We believe that each individual or entity named has sole investment and voting power with respect to the stock indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted:

As of June 30, 2022, 108,272,212 shares of common stock were issued and outstanding

Number of Shares
Name and Address (1)	Beneficially Owned

Kim D. Southworth, CEO and Director	31,500,000

TJ Agardy, President and Director	31,500,000

Chris Ivey, Control Person	19,072,483

Mark Broughton, Director	3,000,000

Dan Leboffe, CFO	4,648,352

Winston McKeller, Director Investor Relations	250,000

Brook Brost, Secretary and Treasurer	437,500
Officers and Directors as a group (7 people)	90,408,335

44

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As of the date of this prospectus, there are no material agreements or proposed transactions, whether direct or indirect, with any of the following:

*	Any of our Directors or Officers;
*	Any nominee for election as a director;
*	Any principal security holder identified in the preceding “Security Ownership of Certain Beneficial Owners and Management" section; or
*	Any relative or spouse, or relative of such spouse, of the above referenced persons.

TRANSFER AGENT AND REGISTRAR

Transfer Agent and Registrar: The Company uses the stock services of Pacific Stock Transfer., 4045 South Spencer Street Suite 403. Las Vegas Nevada 89119, Telephone (702) 361-3033.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have adopted provisions in our bylaws that limit the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Wyoming General Corporation Law. Wyoming law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	For any breach of their duty of loyalty to us or our stockholders;
•	For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	For unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the Wyoming General Corporation Law; or,
•	For any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Wyoming General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws).

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought or exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Our Bylaws and applicable Wyoming law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933, as amended (the "Securities Act"), and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

45

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of 360,000,001 shares of capital stock, of which 350,000,000 shares are common stock, $0.001 par value per share and 10,000,001 shares are preferred stock. $0.001 par value.

The securities used for the convertible debentures were all be common stock.

In addition to the common stock exchanged for the convertible debentures, the Company has sold the following number of shares of common stock in 2020, 2021 and 2022:

•	2020: Two investors purchased 532,690 shares for a total of $37,000. 481,250 of these shares were issued in 2020 and the remainder was issued in 2021.
•	2021: Six investors purchased 353,206 shares for a total of $56,000. Of these, 51,440 were issued in 2021, 267,490 have been issued in 2022 as of June 30, 2022 and the remainder will be issued later in 2022. Also, 300,000 additional common shares were issued in lieu of fees in 2021.
•	2022: One investor purchased 750,000 shares for $100,000 and Mark Broughton, Director of Operations, exchanged his Advance on Joint Venture of $233,983 for 3,000,000 shares of common stock.

Common Stock

We are authorized to issue 350,000,000 shares of common stock, $0.001 par value per share. Currently we have 108,272,212 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purposes. The holders of a majority of the shares entitled to vote, present in person or represented by proxy shall constitute a quorum at all meetings of our shareholders. Our common stock does not provide a preemptive, subscription or conversion rights and there is no redemption or sinking fund provisions or rights.

Holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore as well as any distributions to the security holder. We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up of our Company, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities. Holders of common stock have no preemptive or other subscription or conversion rights. There is no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

We are authorized to issue a total of 10,000,001 shares of preferred stock, $0.001 par value per share, except Special 2020 series A Preferred Stock which has a par value of $0.0001. Series B Convertible Preferred Stock: The Company previously designated 85,000 shares of Preferred Stock as Series B with no voting rights. As of June 18, 2020, the Company approved a reverse split of the Series B Convertible Preferred Stock of one for 67,448 leaving one share issued and outstanding. Listed below are the four classes of preferred stock that the Company has and the authorized, issued and outstanding shares for each.

1.	Series A Convertible Preferred Stock: The Company previously designated 300,000 shares of Preferred Stock as Series A Convertible Preferred Stock. As of June 18, 2020, the Company approved a reverse split of the Series A convertible preferred stock of one for 200,000 leaving one share issued and outstanding.

2.	Series B Convertible Preferred Stock: The Company previously designated 85,000 shares of Preferred Stock as Series B with no voting rights. As of June 18, 2020, the Company approved a reverse split of the Series B Convertible Preferred Stock of one for 67,448 leaving one share issued and outstanding.

3.	Series C Non-Convertible Preferred Stock: The Company previously designated 50,000 shares of Preferred Stock as Series C Non-Convertible Preferred Stock. As of June 18, 2020, the Company approved a reverse split of the Series C preferred stock of one for 100,000 and indicated that there were nine shares issued and outstanding. Subsequently, upon review by legal counsel, it was determined this was an error and that only ½ share should be issued and outstanding. This revised number is reflected in the financial statements.

4.	Special 2020 Series A Preferred: The Company has one share of preferred stock designated as Special 2020 Series A Preferred, par value $0.0001. The holder for the Special 2020 Series A Preferred shall vote with the holders of both preferred and common stockholders as a single class. The holder is entitled to 60% of all votes. The one share of Series A is convertible into 150,000,000 shares of common stock at any time and is not entitled to dividends. The Company purchased that one series A preferred share prior to the share exchange for $66,400. This share is now recorded as a Treasury stock

46

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding stock options to purchase our securities.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The Tran Law Group, Mina Tran Esq, 13950 Milton Ave, Suite 300 Westminster, California 92683 has passed upon certain legal matters in connection with the validity of the issuance of the shares of our common stock.

Chris Hiestand CPA, Accell Audit & Compliance, PA, 3001 N. Rocky Point Drive East, Ste 200, Tampa, FL 33607, performed a review of the Company’s financial statements through the six months ended June 30, 2022 and 2021 and also audited CETI’s financial statements for the years ended December 31, 2021, and 2020. These reports are included herein and the Company relied upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing/review scope or procedure from date of appointment as our independent registered accountant through the period of review and the audit.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

There have been no disagreements regarding accounting and financial disclosure matters with our independent certified public accountants.

AVAILABLE INFORMATION

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, in our files in the Commission's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, N.E., Room 1580 Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

REPORTS TO STOCKHOLDERS

As a result of filing the registration statement, we will be subject to the reporting requirements of the federal securities laws, and are required to file periodic reports and other information with the SEC. We will furnish our stockholders with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

47

FINANCIAL INFORMATION

CYBER ENVIRO-TECH, INC.

(formerly NexGen Holdings Corp)

INDEX TO FINANCIAL STATEMENTS

A.	Financial Statements

F-1

CYBER ENVIRO-TECH, INC.

(formerly NexGen Holdings Corp.)

BALANCE SHEETS

	June 30, 2022 (Unaudited)	December 31, 2021
ASSETS
Current Assets:
Cash	$135,976	$318,779
Prepaid expenses and other current assets	61,471	28,675
Total current assets	197,447	347,454

Property and equipment, net	1,965,452	1,078,404
Texas Railroad Commission Bond	50,000	50,000
Total Assets	$2,212,899	$1,475,858

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current Liabilities:
Accounts payable	$101,242	$5,523
Accrued interest	2,599	35,877
Advance on joint venture	—	233,983
Contingent liability	6,000	2,969
Note payable, current maturities, net of discount of $11,118 at June 30, 2022 and $7,315 at December 31, 2021	114,882	55,685
Convertible notes payable – related parties	25,000	25,000
Total current liabilities	249,723	359,037

Note payable, less current maturities, net of discount of $21,972 at June 30, 2022 and $36,225 at December 31, 2021	227,028	275,775
Convertible notes payable, net discount of $85,547 at June 30, 2022 and $871,803 at December 31, 2021	314,453	303,197
Derivative liability	—	3,116,734
Total Liabilities	791,204	4,054,743

Commitments and contingencies (Note 4)

Stockholders’ (Deficit) Equity:
Preferred Stock, par value $0.001, 10,000,001 shares authorized
Series A Convertible Preferred Stock, 300,000 shares designated; 1 share issued and outstanding	—	—
Series B Convertible Preferred Stock, 85,000 shares designated; 1 share issued and outstanding	—	—
Series C Non-convertible, Preferred Stock, 50,000 shares designated; 0.5 shares issued and outstanding	—	—
Special 2020 Series A Preferred Stock, 1 share designated; 1 share issued and 0 outstanding	—	—
Common Stock, par value $0.001, 350,000,000 shares authorized; 108,272,212 and 104,204,722, shares issued and outstanding, respectively	108,272	104,205
Additional paid-in capital	1,507,243	1,141,328
Common stock to be issued	2,136,024	154,164
Treasury stock, at cost	(66,400)	(66,400)
Accumulated deficit	(2,263,444)	(3,912,182)
Total Stockholders’ (Deficit) Equity	1,421,695	(2,578,885)
Total Liabilities and Stockholders’ (Deficit) Equity	$2,212,899	$1,475,858

The accompanying notes are an integral part of this unaudited financial statements

F-2

CYBER ENVIRO-TECH, INC.

(formerly NexGen Holdings Corp.)

STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDING JUNE 30, 2022 AND 2021

(Unaudited)

	June 30, 2022	June 30, 2021

Sales	$—	$—

Operating Expenses:
Professional fees	29,175	22,368
General and administrative	54,983	32,897
Consulting	156,312	95,875
Total operating expenses	240,470	151,140

Loss from operations	(240,470	(151,140)

Other Income (Expense):
Change in fair value of derivatives	2,638,153	(62,239)
Loss on issuance of derivatives	(149,010	(569,317)
Gain on extinguishment of debt	627,591	—
Change in fair value of contingent liability	(3,031	—
Interest expense	(1,224,495	(111,979)
Total other income (expense)	1,889,208	(743,535)

Net Income (Loss)	$1,648,738	$(894,675)

Loss per share, basic and diluted	$0.02	$(0.01)
Weighted average shares outstanding, basic and diluted	105,954,123	103,780,500

The accompanying notes are an integral part of this unaudited financial statements

F-3

CYBER ENVIRO-TECH, INC.
(formerly NexGen Holdings Corp.)
STATEMENTS OF STOCKHOLDERS’ (DEFICIT ) EQUITY
THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021
(Unaudited)

	Special 2020 Series A Preferred		Series A Preferred		Series B Preferred		Series C Preferred		Common Stock		APIC	Treasury Stock	CS to be Issued		Accum Deficit	Total
Description	Shares	Amity	Shares	Amt	Shares	Amt	Shares	Amt	Shares	Amt			Shares	Amt
Balance, December 31, 2020	—	$—	1	$—	1	$—	0.5	$—	103,743,503	$103,744	$47,203	$(66,400)	101,440	$17,000	$(162,515)	$(60,968)
Fractional shares issued from reverse split	—	—	—	—	—	—	—	—	109,779	110	(110)	—	—	—	—	—
Shares issued in connection with convertible notes payable	—	—	—	—	—	—	—	—	—	—	—	—	230,000	75,288	—	75,288
Beneficial conversion feature related to issuance of convertible note payable	—	—	—	—	—	—	—	—	—	—	493,796	—	—	—	—	493,796
Shares issued for cash	—	—	—	—	—	—	—	—	—	—	—	—	209,173	42,000	—	42,000
Shares issued for services	—	—	—	—	—	—	—	—	—	—	—	—	125,000	25,000	—	25,000
Net Loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(894,675)	(894,675)
Balance, June 30, 2021	—	—	1	—	1	—	0.5	—	103,853,282	103,854	540,889	(66,400)	665,613	159,288	(1,057,190)	(319,559)
Balance, December 31, 2021	—	—	1	—	1	—	0.5	—	104,204,722	104,205	1,141,328	(66,400)	839,233	154,164	(3,912,182)	(2,578,885)
Common stock issued from prior periods	—	—	—	—	—	—	—	—	267,490	267	25,733	—	(267,490)	(26,000)	—	—
Shares issued for cash	—	—	—	—	—	—	—	—	750,000	750	99,250	—	—	—	—	100,000
Shares issued for conversion of Advance on joint venture	—	—	—	—	—	—	—	—	3,000,000	3,000	230,983	—	—	—	—	233,983
Shares issued for services	—	—	—	—	—	—	—	—	50,000	50	9,949	—	(16,027)	(3,205)	—	6,794
Shares issued for conversion of notes payable	—	—	—	—	—	—	—	—	—	—	—	—	4,644,201	2,011,065	—	2,011,065
Net Income	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1,648,738	1,648,738
Balance, June 30, 2022	—	$—	1	$—	1	$—	0.5	$—	108,272,212	$108,272	$1,507,243	$(66,400)	5,199,917	$2,136,024	$(2,263,444)	$1,421,695

The accompanying notes are an integral part of this unaudited financial statements

F-4

CYBER ENVIRO-TECH, INC. (formerly NexGen Holdings Corp.) STATEMENTS OF CASH FLOWS (Unaudited)
	For the Six Months Ended June 30, 2022	For the Six Months Ended June 30, 2021
Cash flow from operating activities:
Net Income (Loss)	$1,648,738	$(894,676)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Change in fair value of derivatives	(2,638,153)	62,239
Loss on issuance of derivatives	149,010	569,317
Gain on extinguishment of debt	(627,591)	—
Change in fair value of contingent liability	3,031	—
Stock compensation	6,794	25,000
Amortization of debt discount	1,198,099	100,870
Depreciation expense	18,228	3,349
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(32,796)	(6,877)
Railroad Commission of Texas Bond	—	(50,000)
Advance on joint venture	—	74,783
Accounts payable	95,719	(21)
Accrued interest	26,394	11,109
Net cash from operating activities	(152,527)	(104,907)

Cash flows from investing activities:
Purchase of property and equipment	(905,276)	(312,828)
Net cash from investing activities	(905,276)	(312,828)

Cash flows from financing activities:
Repayment of notes payable - related parties	—	(40,000)
Repayment of notes payable	—	(56,000)
Proceeds from convertible notes payable	775,000	575,000
Proceeds from the sale of common stock	100,000	42,000
Net cash from financing activities	875,000	521,000

Net change in cash	(182,803)	103,265
Cash at beginning of year	318,779	1,015
Cash at end of year	$135,976	$104,280

Cash paid during the period for:
Interest	$—	$—
Income taxes	$—	$—

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Property and equipment acquired by note Payable	$—	$389,046
Stock issued for conversion of advance on joint Venture	$233,983	$—
Property and equipment bought by shareholder	$—	$74,783
Stock issued for conversion of convertible notes Payable and accrued interest)	$2,011,065	$—

The accompanying notes are an integral part of these unaudited financial statements.

F-5

CYBER ENVIRO-TECH, INC.

(formerly NexGen Holdings Corp.)

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Cyber Enviro-Tech, Inc. (formerly NexGen Holdings Corp) (the “Company”) is a publicly held water science technology company that designs water purification solutions for commercial applications and industries. Its pilot project is on a 479-acre oil field in West Texas called the Alvey Oil Field. The corporate headquarters are located in Scottsdale, Arizona.

On September 3, 2020, Synergy Management Group, LLC (“Synergy”) and Global Environmental Technologies, Inc (“Global”), which was formed on April 20, 2020, entered into a securities purchase agreement, whereby Synergy sold its share of Special 2020 Series A preferred stock and its one share of Series C preferred stock to Global for $66,400 ($40,000 in cash and 15,000 shares of (post reverse) stock, which was reversed split of one share for every 20 shares on April 30, 2021). The shares of stock are to be awarded contingent upon the effectiveness of a S-1 Registration, which as of June 30, 2022, has not yet been filed.

Effective April 30, 2021, the Financial Industry Regulatory Authority (“FINRA”) approved the Company’s name change from NexGen Holdings Corp. to Cyber Enviro-Tech, Inc. The Company’s new symbol was also change to CETI.

Effective April 30, 2021, the Company effectuated a twenty to one reverse stock split. All shares throughout these financial statements have been adjusted to reflect the reverse split.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition

The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers,” (“Topic 606”). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of Topic 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company expects to recognize revenues as the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied.

The Company recognizes sales when oil is picked up by the delivery company and control passes to the customer.

F-6

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents for the six months ended June 30, 2022 and for the year ended December 31, 2021.

Property and Equipment

Property and equipment is recorded at cost. Cost of improvements that substantially extend the useful lives of the assets are capitalized. Maintenance and repair costs are expensed when incurred. When other property and equipment is sold or retired, the capitalized costs and related accumulated depreciation are removed from their respective accounts.

Asset Retirement Obligations

To cover the estimated future asset retirement obligations ("ARO") related to its oil and gas properties, the Company maintains a $50,000 bond with the Railroad Commission of Texas (“RRC”). This bond is to insure that the Company will cap any wells on the Alvey Oil Field that it decides are no longer productive. Once the Company decides it is finished working the Alvey Oil Field, it can apply to the RRC to have the bond repaid.

The Company believes the bond should cover the estimated liability for abandoning wells. Revisions to the liability could occur due to changes in estimated abandonment costs, changes in well economic lives, or if federal or state regulators enact new requirements regarding the abandonment of wells.

Impairment of Long-Lived Assets

In accordance with authoritative guidance on accounting for the impairment or disposal of long-lived assets, as set forth in Topic 360 of the ASC, the Company assesses the recoverability of the carrying value of its non-oil and gas long-lived assets when events occur that indicate an impairment in value may exist. An impairment loss is indicated if the sum of the expected undiscounted future net cash flows is less than the carrying amount of the assets. If this occurs, an impairment loss is recognized for the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets.

Oil and Gas Producing Activities

The Company uses the successful efforts method of accounting for oil and gas activities. Under this method, the costs of productive exploratory wells, all development wells, related asset retirement obligation assets, and productive leases are capitalized and amortized, principally by field, on a units-of-production basis over the life of the remaining proved reserves. Exploration costs, including personnel costs, geological and geophysical expenses, and delay rentals for oil and gas leases are charged to expense as incurred. Exploratory drilling costs are initially capitalized, but charged to expense if and when the well is determined not to have found reserves in commercial quantities. The sale of a partial interest in a proved property is accounted for as a cost recovery, and no gain or loss is recognized as long as this treatment does not significantly affect the units-of-production amortization rate. A gain or loss is recognized for all other sales of producing properties. There were capitalized costs of $1,132,400 and $482,106 at June 30, 2022 and December 31, 2021, respectively.

Unproved oil and gas properties are assessed annually to determine whether they have been impaired by the drilling of dry holes on or near the related acreage or other circumstances, which may indicate a decline in value. When impairment occurs, a loss is recognized. When leases for unproved properties expire, the costs thereof, net of any related allowance for impairment, is removed from the accounts and charged to expense. During the six months ended June 30, 2022 and 2021, there was no impairment to unproved properties. The sale of a partial interest in an unproved property is accounted for as a recovery of cost when substantial uncertainty exists as to the ultimate recovery of the cost applicable to the interest retained. A gain on the sale is recognized to the extent that the sales price exceeds the carrying amount of the unproved property. A gain or loss is recognized for all other sales of unproved properties. For the periods ending June 30, 2022 and December 31, 2021, there was no gain or loss recognized for sales of unproved properties.

Costs associated with development wells that are unevaluated or are waiting on access to transportation or processing facilities are reclassified into developmental wells-in-progress ("WIP"). These costs are not put into a depletable field basis until the wells are fully evaluated or access is gained to transportation and processing facilities. Costs associated with WIP are included in the cash flows from investing as part of investment in oil and gas properties. At June 30, 2022 and December 31, 2021, no capitalized developmental costs were included in WIP.

F-7

Depreciation, depletion and amortization of proved oil and gas properties is calculated using the units-of-production method based on proved reserves and estimated salvage values. During the six months ended June 30, 2022 and 2021, the Company recorded no depreciation, depletion and amortization expense on oil and gas properties. The Company will start using the units-of-production method when the field is continuously operational and there are material sales.

The Company reviews its proved oil and natural gas properties for impairment whenever events and circumstances indicate that a decline in the recoverability of its carrying value may have occurred. It estimates the undiscounted future net cash flows of its oil and natural gas properties and compares such undiscounted future cash flows to the carrying amount of the oil and natural gas properties to determine if the carrying amount is recoverable. If the carrying amount exceeds the estimated undiscounted future cash flows, the Company will adjust the carrying amount of the oil and natural gas properties to fair value. During the six months ended June 30, 2022 and 2021, there was no impairment to proved properties.

Stock-based Compensation

The Company records stock-based compensation in accordance with the provisions of the ASC 718, “Accounting for Stock Compensation,” which establishes accounting standards for the transaction in which an entity exchanges its equity instruments for goods or services. In accordance with guidance provided under ASC 718, the Company recognizes an expense for the fair value of its stock awards at the time of the grant and the fair value of its outstanding stock options as they vest, whether held by employees or others. As of June 30, 2022 and December 31, 2021, there were no options outstanding.

Fair Value of Financial Instruments

The Company adopted ASC 820, “Fair Value Measurements.” ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1:	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2:	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3:	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company’s notes payable approximates the fair value of such instruments as the notes bear interest rates that are consistent with current market rates.

The Company evaluates convertible instruments, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under ASC 815, “Derivatives and Hedging”. The result of this accounting treatment is that the fair value of the derivative is marked to market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income (expense). Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under ASC 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

F-8

During the six months ended June 30, 2022, all convertible notes with a derivative liability were converted to common stock so there were no derivative liabilities as of June 30, 2022. The following table classifies the Company’s liability measured at fair value on a recurring basis into the fair value hierarchy as of December 31, 2021:

Description	Level 1	Level 2	Level 3	Total
Derivative	$—	$—	$3,116,734	$3,116,734
Total	$—	$—	$3,116,734	$3,116,734

Income taxes

Income states are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measures using enacted tax rates expected to apply to the taxable income in the years in which those temporary differences are expect to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. The Company’s federal tax return and any state tax returns are not currently under examination.

The Company has adopted ASC 740, “Accounting for Income Taxes,” which requires an asset and lability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Net income (loss) per common share

The Company computes loss per common share in accordance with ASC 260, “Earnings Per Share”, which requires dual presentation of basic and diluted earnings per share. Basic income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding during the period. Diluted income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding, plus the issuance of common shares, if dilutive, that could result from the exercise of outstanding stock options and warrants.

Concentration of credit risks

The Company maintains accounts with financial institutions. All cash in checking accounts is non-interest bearing and is fully secured by the Federal Deposit Insurance Corporation (FDIC). At times, cash balances may exceed the maximum coverage provided by the FDIC on insured depositor accounts. The Company believes it mitigates its risk by depositing its cash and cash equivalents with major financial institutions.

Recently issued accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities and commitments in the normal course of business for the foreseeable future. The Company has just begun generating revenue and does not yet have sufficient revenue to cover its operating expenses. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon generating profitable operations in the future and/or to obtain the necessary financing to meet the Company’s obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with increased revenue and private placement loans or institutional investors. While the Company believes that it will be successful in obtaining the necessary financing and generating revenue to fund the Company’s operations, meet regulatory requirements and achieve commercial goals, there are no assurances that such additional funding will be achieved and that the Company will succeed in its future operations.

F-9

While the Company has not experienced any significant impairment due to the COVID-19 environment, it has experienced some supply chain disruptions which has delayed getting its oil field back into full production. In addition, the Company’s future expansion may be negatively impacted as it looks to hire more contractors to increase its operations.

The financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with ASC 450, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of June 30, 2022 and December 31, 2021, the Company is not aware of any contingent liabilities related to potential litigation that should be reflected in the financial statements.

In February 2021, the Company entered into an agreement to operate the wells on the Alvey Oil Field. Under this agreement, the Company owes a contingent amount based upon a 18.75% of the Working Interest less any rework and production costs to the Estate of Danny Hyde (“EDH) the former owner of the operator of record for the Alvey Oil Field. The rework costs incurred by the Company to date have been well over $1 million so it is not anticipated any contingent payments will be made to EDH in 2022. In addition, the Company owes 20% of gross sales less severance tax to the landowners. At the same time of this agreement, the Company purchased $450,000 of equipment from the entity formerly owned by Danny Hyde. The Company is still evaluating the allocation of that purchase price to various assets acquired and potential liabilities assumed.  The final allocation may be different than the current presentation.

NOTE 5 – PROPERTY AND EQUIPMENT

As of June 30, 2022 and December 31, 2021, property and equipment consisted of the following:

	June 30, 2022	December 31, 2021	Useful Lives
	(Unaudited)
Equipment	$782,574	$584,592	5 to 20 years
Vehicles	83,000	26,000	5 to 15 years
Well development costs	1,132,400	482,106	*
Less depreciation	(32,522)	(14,294)
Property and equipment, net	$1,965,452	$1,078,404

* Once production begins, “Well development costs” will be depreciated using the units-of-production method based on barrels of oil produced.

Depreciation expense for the six months ended June 30, 2022 and 2021 was $18,228 and $3,349 respectively.

NOTE 6 – LONG-TERM DEBT

	June 30, 2022	December 31, 2021
	(Unaudited)
Note payable	$375,000	$375,000
Convertible note payable – Related party	25,000	25,000
Convertible notes payable	400,000	1,175,000
	800,000	1,575,000
Debt discount	(118,637)	(915,343)
	681,363	659,657
Less current portion	139,882	80,685
Long term portion	$514,481	$578,972

F-10

The following is a schedule of long-term debt and the years in which the notes payable are scheduled to mature:

Year	Amount
2023	$151,000
2024	649,000
$800,000

Notes payable

In February 2021, the Company purchased certain oil and gas production equipment in the Alvey Oil Field. The total purchase price was $450,000 ($389,046 after discount). As of June 30, 2022 and December 31, 2021, the Company had repaid $75,000. The remaining amount due will be paid in installments of $10,500 over an 18-month period of time beginning in July 2022, with a balloon payment of any unpaid balance after 18 months. The note has an imputed interest rate of 7%.

Convertible notes payable

During the year ended December 31, 2021, the Company received $1,175,000 from the issuance of twenty-nine separate convertible notes payable. Each note bears interest at 7%. Accrued interest must be paid after twelve months and then paid quarterly. Each note holder will receive 10,000 shares of commons stock for every $25,000 loaned to the Company at the time of conversion which were valued at $94,959. All of these notes were converted during the six months ended June 30, 2022.

During the first six months of 2022, the Company received $775,000 from the issuance of seventeen separate convertible notes payable. For convertible notes payable issued before March 31, 2022, each note bears interest at 7%. Accrued interest must be paid after twelve months and then paid quarterly. Each note holder will receive 10,000 shares of commons stock for every $25,000 loaned to the Company at the time of conversion. All the notes issued in 2021 and in the first quarter of 2022, were converted to common shares as of March 31, 2022.

For convertible notes payable issued after March 31, 2022, the terms of the notes were the same as before with the addition of a minimum conversion price of $0.40/share and a maximum conversion price of $1.50/share. The maturity dates for these notes payable are between May 2024 and June 2024 and are convertible after nine months at a 30% discount to the average closing price for the prior two weeks. The notes issued after March 31, 2022 are not considered to be derivatives.

During the six months of 2022, $1,550,000 of non-related party convertible notes payable plus accrued interest and bonus shares were converted into common stock. Currently, these stocks are accounted for under Common Stock to be Issued of $2,136,024 (4,644,201) shares of common stock when issued). This conversion also created a one-time gain on the extinguishment of the debt of $627,591 as well as a write off of the derivative liability associated with these notes of $3,512,747.

In 2020, the Company executed a convertible note payable with a related party for $25,000 that is unsecured, non-interest bearing and convertible into shares of common stock at $0.001. This note matured on September 23, 2020.

Derivative instruments

Some of the Company’s convertible notes payable issued gave rise to derivative financial instruments. The notes embodied certain terms and conditions that were not clearly and closely related to the host debt agreement in terms of economic risks and characteristics. These terms and features consist of embedded conversion option.

Current accounting principles that are provided in ASC 815 require derivative financial instruments to be classified in liabilities and carried at fair value with changes recorded in income. In addition, the standards do not permit an issuer to account separately for individual derivative terms and features embedded in hybrid financial instruments that require bifurcation and liability classification as a derivative financial instrument. Rather, such terms and features must be bundled together and fair valued as a single, compound embedded derivative. The Company has selected the Monte Carlo Simulations valuation technique to fair value the compound embedded derivative because it believes that this technique is reflective of all significant assumption and redemption behaviors in addition to traditional inputs for option models such as market trading volatility and risk-free rates. The Monte Carlo Simulations technique is a level three valuation technique because it requires the development of significant internal assumptions in addition to observable market indicators.

F-11

A summary of the activity of the derivative liability for the notes above is as follows:

	June 30, 2022 (Unaudited)	December 31, 2021
Balance at beginning of period	$3,116,734	$—
Increase to derivative due to new issuances	396,013	1,409,462
Decrease to derivative due to conversion/repayments	(3,512,747)	—
Derivative loss due to mark to market adjustment	—	1,707,272
Balance at end of period	$—	$3,116,734

A summary of quantitative information about significant unobservable inputs (Level 3 inputs) used in measuring the Company’s derivative liability that are categorized within Level 3 of the fair value hierarchy as of December 31, 2021 is as follows:

Inputs	December 31, 2021	Initial Valuation
Stock price	$0.1979	$0.062 - 0.44
Conversion price	$0.079	$0.036 - 0.33
Volatility (annual)	334.94% – 383.91.%	219.7% - 355.04%
Risk-free rate	0.18% - 0.73%	.11% - .70%
Dividend rate	—	—
Years to maturity	1.07 – 1.96	2

The development and determination of the unobservable inputs for Level 3 fair value measurements and fair value calculations are the responsibility of the Company’s management.

NOTE 7 – RELATED PARTY TRANSACTIONS

At June 30, 2022 and December 31, 2021, the Company had a convertible note payable for $25,000 with a related party. The note is unsecured, non-interest bearing and is convertible into shares of common stock at $0.001.

During June 2021, a shareholder contemplated entering into a joint venture with the Company and bought certain equipment on behalf of the Company. As of December 31, 2021, this advance on a joint venture arrangement amounted to $233,983. The advance was non-interest bearing. During the six months ended June 30, 2022, the parties agreed to convert the entire advance into 3,000,000 shares of common stock.

During the six months ended June 30, 2022 and 2021, the Company paid various related parties for consulting services in the amounts of $206,500 and $148,750 respectively. For the six months ended June 30, 2022 and 2021, $71,188 and $52,875, respectively, of the consulting fees were capitalized in property and equipment under well development costs.

NOTE 8 – PREFERRED STOCK

Series A Convertible Preferred Stock

The Company previously designated 300,000 shares of Preferred Stock as Series A Convertible Preferred Stock and had issued 200,000 shares. Voting Rights had been established whereby one (1) share of Series A Convertible Preferred Stock has ten (10) equivalent votes of stockholders of the Company's common stock for an aggregate of 10 votes. Each share of Series A Convertible Preferred Stock previously was convertible into ten (10) shares of the Company's common stock. In event of the liquidation of the Company, the shareholders of Series A Convertible Preferred Stock would have preference over the shareholders of the Company's common stock and all other series of Preferred Stock. As of September 21, 2022 there is one share of Series A Convertible Stock issued and outstanding.

F-12

Series B Convertible Preferred Stock

The Company previously designated 85,000 shares of Preferred Stock as Series B Convertible Preferred Stock and had issued 67,448 shares. Holders of Series B Convertible Preferred Stock had no voting Rights. Each share of Series B Preferred Stock previously was convertible into one (1) share of the Company's Common Stock. In event of the liquidation of the Company, the shareholders of Series B Convertible Preferred Stock would have preference over the shareholders of the Company's Common Stock and all other series of Preferred Stock except for the shareholders of Series A Convertible Preferred Stock. As of September 21, 2022 there is one share of Series B Convertible Stock issued an outstanding.

Series C Non-Convertible Preferred Stock

The Company previously designated 50,000 shares of Preferred Stock as Series C Non-Convertible Preferred Stock and had issued all 50,000 shares. Holders of Series C Non-Convertible Preferred Stock have 1,600 shares of voting Rights per share. Series C Non-Convertible Preferred Stock is not convertible into any of the Company's Common Stock or other Series of Preferred Stock. In event of the liquidation of the Company, the shareholders of Series C Non-Convertible Preferred Stock would have preference over the shareholders of the Company's Common Stock and all other series of Preferred Stock except for the shareholders of Series A and Series B Convertible Preferred Stock. As of September 21, 2022 there is one-half share of Series C Convertible Stock issued an outstanding.

Special 2020 Series A Preferred

The Company has one share of preferred stock designated as Special 2020 Series A Preferred, par value $0.0001. The holder for the Special 2020 Series A Preferred shall vote with the holders of both preferred and common stockholders as a single class. The holder is entitled to 60% of all votes. The one share of Series A is convertible into 150,000,000 shares of common stock at any time and is not entitled to dividends. The Company purchased that one series A preferred share for $66,400. This share is now recorded as a Treasury stock. As of September 21, 2022 there is 1 share of Special 2020 Series A Preferred issued and 0 outstanding.

NOTE 9 – INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss, and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. federal income tax rate of 21% is being used.

Income taxes consist of the following components as of:

	June 30, 2022 (Unaudited)	June 30, 2021 (Unaudited)
Federal income tax benefit attributable to:
Current Operations	$307,643	$55,255
Less: Valuation Allowance	(307,643)	(55,255)
Net provision for Federal income taxes	$—	$—

F-13

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the six months ended June 30, 2022 and 2021, due to the following:

	June 30, 2022 (Unaudited)	June 30, 2021 (Unaudited)
Deferred tax asset attributable to:
Net operating loss carryover	$474,687	89,383
Less: Valuation allowance	(474,687)	(89,383)
Net deferred tax asset	$—	$—

At June 30, 2022, the Company had net operating loss carry forwards of approximately $475,000 that may be offset against future taxable income from the year 2022 to 2040. No tax benefit has been reported in the June 2022 and 2021 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal Income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years

NOTE 10 – SUBSEQUENT EVENTS

From July 1, 2022, through September 21, 2022, the Company sold $58,111 of oil to BML. Work is ongoing to get the Pilot oil field fully operational.

NOTE 11 – SUPPLEMENTAL OIL AND GAS DISCLOSURES (UNAUDITED)

In accordance with ASC 932, Extractive Activities- Oil and Gas, the Company is required to provide additional information regarding its oil and gas producing activities when those activities are deemed to be significant. According to ASC 932, significance is defined as satisfying one or more of the following criteria: the revenues from oil and gas are 10% or more of total revenues; the operating income (loss) from oil and gas are 10% or more of total income (loss) from operations; the identifiable assets of oil and gas are 10% or more of total assets. In 2022 and 2021, the Company’s oil and gas activities were deemed to be significant since the operating loss from oil and gas is 10% or more of total loss from operations. In addition, there were no oil sales for the six months ending June 30, 2022 and 2021.

Oil and Gas Reserves

There are several factors that need to be considered in estimating quantities of proved crude oil and natural gas reserves. Crude oil and natural gas reserve engineering is a subjective process of estimating underground accumulations of crude oil and natural gas that cannot be precisely measured. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserves estimates are often different from the quantities of crude oil and natural gas that are ultimately recovered.

Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible – from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations – prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

Existing economic conditions include prices and costs at which economic productivity from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions. For the six months ending June 30, 2022 and 2021, that price would be $97.90 and $73.47, respectively.

Proved reserves are estimated quantities of oil, gas and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. The reserve volumes presented are estimates only and should not be construed as being exact quantities.

The Company’s 479-acre oil field is located in West Texas. Per the Preliminary Reserve Estimate done by an independent geologist, it is estimated to contain 150 million barrels of oil. The geologist estimates the recovery factor at 30% to 40% of the total reserves. Based on the lower estimated quantity and lower the recovery factor, the total barrels of recoverable oil for would be around 44.8 million barrels. The average price of West Texas Intermediate oil during 2021 was $97.90 for the six months ending June 30, 2022. This would give an estimated total value of recoverable oil at approximately $4.4 billion. The cost of production would be around $1.1 billion which would leave a net of approximately $3.3 billion.

F-14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Cyber Enviro-Tech Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Cyber Enviro-Tech Inc. (the Company) (formerly NexGen Holdings Corp.) as of December 31, 2021 and 2020, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the year end December 31, 2021 and the period from inception (April 20, 2020) to December 31, 2020, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company just began operations and has insufficient revenue. These factors, and the need for additional financing in order for the Company to meet its business plans raises substantial doubt about the Company’s ability to continue as a going concern. Our opinion is not modified with respect to that matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

3001 N. Rocky Point Dr. East, Suite 200 € Tampa, Florida 33607 € 813.367.3527

F-15

Derivatives

As described in Notes 2 and 6 to the Company’s financial statements, when the Company issues debt that contains a conversion feature, it first evaluates whether the conversion feature meets the requirements to be treated as a derivative. If the conversion feature within convertible debt meets the requirements to be treated as a derivative, the Company estimates and records the fair value of the derivative liability using the Black-Scholes Option Pricing Model upon the date of issuance. The derivative liability is revalued at the end of each reporting period.

The primary procedures we performed to address these critical audit matters included the following:

•	We obtained debt related agreements and performed the following procedures:
-	Reviewed agreements for all relevant terms.
-	Tested management’s identification and treatment of agreement terms.
-	Recalculated management’s fair value of each conversion feature based on the terms in the agreements.
-	Assessed the terms and evaluated the appropriateness of management’s application of their accounting policies, along with their use of estimates, in the determination of the amortization of the debt discount.
-	Used an auditor specialist to calculate the fair value of the derivative liability using the Monte Carlo method to determine whether the derivative liability recorded by the Company was reasonable.

Accounting for Business Combination

Effective September 23, 2020, the Company entered into a share exchange agreement with Global Environmental Technologies, Inc. (“Global”). Per the terms of the agreement, the Company exchanged thirty-five shares of its common stock for one share of Global common stock. The transaction was accounted for as a change in control with NexGen Holdings Corp. being considered the accounting acquired company and Global being considered the accounting acquirer. We identified the application of share exchange accounting as a critical audit matter due to the complex accounting and reporting standards related to the transaction.

How the Critical Audit Matter Was Addressed in the Audit

The primary procedures we performed to address these critical audit matters included the following:

•	We obtained and reviewed the share exchange agreement and other documents to evaluate the Company’s application of relevant accounting standards to the transaction.
•	We obtained supporting documentation for the equity balances of each entity on the date of the share exchange to evaluate the Company’s application of the exchange of shares.

•         We evaluated the accuracy and completeness of the Company’s presentation of the share exchange in the financial statements, including evaluating whether disclosures were in accordance with relevant accounting standards.

/s/ Accell Audit & Compliance, P.A.

We have served as the Company’s auditor since 2022. Tampa, Florida

July 7, 2022

F-16

CYBER ENVIRO-TECH, INC.

(formerly NexGen Holdings Corp.)

BALANCE SHEETS

	December 31, 2021	December 31, 2020
ASSETS
Current Assets:
Cash	$318,779	$1,015
Prepaid expenses and other current assets	28,675	—
Total current assets	347,454	1,015

Property and equipment, net	1,078,404	—
Texas Railroad Commission Bond	50,000	—
Total Assets	$1,475,858	$1,015

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$5,523	$2,473
Accrued interest	35,877	—
Advance on joint venture	233,983	—
Contingent liability	2,969	3,510
Note payable, current maturities, net of discount of $7,315 at December 31, 2021	55,685	6,000
Notes payable – related parties, net of discount of $15,000 at December 31, 2020	—	25,000
Convertible notes payable – related parties	25,000	25,000
Total current liabilities	359,037	61,983

Note payable, less current maturities, net of discount of $36,225 at December 31, 2021	275,775	—
Convertible notes payable, net discount of $871,803 at December 31, 2021	303,197	—
Derivative liability	3,116,734	—
Total Liabilities	4,054,743	61,983

Commitments and contingencies (Note 4)

Stockholders’ Deficit:
Preferred Stock, par value $0.001, 10,000,001 shares authorized
Series A Convertible Preferred Stock, 300,000 shares designated; 1 share issued and outstanding	—	—
Series B Convertible Preferred Stock, 85,000 shares designated; 1 share issued and outstanding	—	—
Series C Non-convertible, Preferred Stock, 50,000 shares designated; 0.5 shares issued and outstanding	—	—
Special 2020 Series A Preferred Stock, 1 share designated; 1 share issued and 0 outstanding	—	—
Common Stock, par value $0.001, 350,000,000 shares authorized; 104,204,722 and 103,743,503, shares issued and outstanding, Respectively	104,205	103,744
Additional paid-in capital	1,141,328	47,203
Common stock to be issued	154,164	17,000
Treasury stock, at cost	(66,400)	(66,400)
Accumulated deficit	(3,912,182)	(162,515)
Total Stockholders’ Deficit	(2,578,885)	(60,968)
Total Liabilities and Stockholders’ Deficit	$1,475,858	$1 ,015

The accompanying notes are an integral part of these audited financial statements.

F-17

CYBER ENVIRO-TECH, INC.

(formerly NexGen Holdings Corp.)

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2021	For the PEriod From Inception (April 20, 2020) to December 31, 2020

Sales	$14,332	$—

Cost of sales	(3,395)	—

Gross margin	10,937	—

Operating Expenses:
Professional fees	45,393	2,250
General and administrative	61,485	20,208
Consulting	218,500	129,947
Total operating expenses	325,378	152,405

Loss from operations	(314,441)	(152,405)

Other Income (Expense):
Change in fair value of derivatives	(1,707,272)	—
Loss on issuance of derivatives	(1,409,462)	—
Change in fair value of contingent liability	542	22,890
Interest expense	(319,034)	(33,000)
Total other income (expense)	(3,435,226)	(10,110)

Net Loss	$(3,749,667)	$(162,515)

Loss per share, basic and diluted	(0.04)	(0.00)
Weighted average shares outstanding, basic and diluted	$103,762,509	$22,857,784

The accompanying notes are an integral part of these audited financial statements.

F-18

CYBER ENVIRO-TECH, INC.

(formerly NexGen Holdings Corp.)

STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE PERIOD FROM INCEPTION (APRIL 20, 2020) TO DECEMBER 31, 2021

	Special 2020 Series A Preferred		Series A Preferred		Series B Preferred		Series C Preferred		Common Stock		APIC	Treasury Stock	CS to be Issued		Accum Deficit	Total
Description	Shares	Amt	Shares	Amt	Shares	Amt	Shares	Amt	Shares	Amt			Shares	Amt
Inception, April 20, 2020 (retroactively stated for recapitalization)	—	—	—	—	—	—	—	—		—	—	—	—	—	—	—
Shares issued for services (retroactively stated for recapitalization)									92,946,875	92,947						92,947
Sale of common stock	—	—	—	—	—	—	—	—	481,250	481	32,519	—	51,440	4,000	—	37,000
Recapitalization due to merger on September 23, 2020	—	—	1	—	1	—	0.5	—	10,315,378	10,316	(10,316)	(66,400)	—	—	—	(66,400)
Shares issued in connection with note payable	—	—	—	—	—	—	—	—	—	—	—	—	50,000	13,000	—	13,000
Beneficial conversion feature related to issuance of note payable	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Beneficial conversion feature related to issuance of convertible note payable	—	—	—	—	—	—	—	—	—	—	25,000	—	—	—	—	25,000
Net Loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(162,515)	(162,515)
Balance, December 31, 2020	—	—	1	—	1	—	0.5	—	103,743,503	103,744	47,203	(66,400)	101,440	17,000	(162,515)	(60,968)
Fractional shares issued from reverse split	—	—	—	—	—	—	—	—	109,779	110	(110)	—	—	—	—	—
Common stock issued from prior periods	—	—	—	—	—	—	—	—	101,440	101	16,899	—	(101,440)	(17,000)	—	—
Shares issued in connection with convertible notes payable	—	—	—	—	—	—	—	—	—	—	—		470,000	94,959	—	94,959
Beneficial conversion feature related to issuance of convertible note payable	—	—	—	—	—	—	—	—	—	—	1,027,586	—	—	—	—	1,027,586
Sale of common stock	—	—	—	—	—	—	—	—	—	—	—	—	353,206	56,000	—	56,000
Shares issued for services	—	—	—	—	—	—	—	—	250,000	250	49,750	—	16,027	3,205	—	53,205
Net Loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(3,749,667)	(3,749,667)
Balance, December 31, 2021	—	—	1	—	1	—	0.5	—	104,204,722	104,205	1,141,328	(66,400)	839,233	154,164	(3,912,182)	(2,578,885)

The accompanying notes are an integral part of these financial statements.

F-19

CYBER ENVIRO-TECH, INC. (formerly NexGen Holdings Corp.) STATEMENTS OF CASH FLOWS
	For the Year Ended December 31, 2021	For the Period From Inception (April 20, 2020) to December 31, 2020
Cash flow from operating activities:
Net Loss	$(3,749,667)	$(162,515)
Adjustments to reconcile net loss to net cash from operating activities:
Change in fair value of derivatives	3,116,734	—
Change in fair value of contingent liability	(542)	(22,890)
Stock compensation	53,205	92,947
Amortization of debt discount	283,157	33,000
Depreciation expense	14,294	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(28,675)	—
RRC Bond	(50,000)	—
Accounts payable	3,050	2,473
Accrued interest	35,877	—
Net cash from operating activities	(322,567)	(56,985)

Cash flows from investing activities:
Purchase of property and equipment	(469,669)	—
Net cash from investing activities	(469,669)	—

Cash flows from financing activities:
Repayment of notes payable - related parties	(40,000)	—
Proceeds from notes payable – related parties	—	30,000
Proceeds from convertible note payable – related Party	—	25,000
Repayment of notes payable	(81,000)	(34,000)
Proceeds from convertible notes payable	1,175,000	—
Proceeds from the sale of common stock	56,000	37,000
Net cash from financing activities	1,110,000	58,000

Net change in cash	317,764	1,015
Cash at beginning of year	1,015	—
Cash at end of year	$318,779	$1,015

Cash paid during the period for:
Interest	$—	$—
Income taxes	$—	$—

Supplemental Disclosure of Non-cash Investing and Financing Activities
Property and equipment acquired by note Payable	$389,046	$—
Property and equipment bought by shareholder	$233,983	$—

The accompanying notes are an integral part of these financial statements.

F-20

CYBER ENVIRO-TECH, INC.

(formerly NexGen Holdings Corp.)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021 and 2020

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Cyber Enviro-Tech, Inc. (formerly NexGen Holdings Corp) (the “Company” or “NexGen”) is a publicly held Wyoming water science technology company that designs water purification solutions for commercial applications and industries. Its pilot project is on a 479-acre oil field in West Texas called the Alvey Oil Field. The corporate headquarters are located in Scottsdale, Arizona.

On June 12, 2020, the District Court of Laramie County, Wyoming appointed Benjamin Berry of Synergy Management Group, LLC (“Synergy”) as custodian of the Company.

On September 3, 2020, Synergy and Global Environmental Technologies, Inc (“Global”), which was formed on April 20, 2020, entered into a securities purchase agreement, whereby Synergy sold its share of Special 2020 Series A preferred stock and its one-half share of Series C preferred stock to Global for $66,400 ($40,000 in cash and 15,000 shares of stock, post reverse split of one share for every 20 shares on April 30, 2021). The shares of stock are to be awarded contingent upon the effectiveness of a S-1 Registration, which as of December 31, 2021, has not yet been filed.

On September 23, 2020, the Company entered into a share exchange agreement with Global. Per the terms of the agreement, the Company exchanged thirty-five shares of its common stock for one share of Global common stock. The transaction was accounted for as a change in control with NexGen being considered the accounting acquired company and Global being considered the accounting acquirer. In accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations” and ASC 250, “Accounting Changes and Error Corrections”, when an accounting change results in financial statements that are, in effect, the statements of a different reporting entity, the change shall be retrospectively applied to the financial statements of all prior periods presented to show the financial information for the new reporting entity for those periods. The financial statements of the accounting acquirer shall report results of operations for the period in which the transfer occurs as though the transfer of net assets or change of equity interests had occurred at the beginning of the period. Results of operations for that period will thus comprise those of the accounting acquirer from the beginning of the period to the date the transfer is completed and those of the combined operations from that date to the end of the period.

Effective April 30, 2021, the Financial Industry Regulatory Authority (“FINRA”) approved the Company’s name change from NexGen Holdings Corp to Cyber Enviro-Tech, Inc. The Company’s new symbol was also change to CETI.

Effective April 30, 2021, the Company effectuated a twenty to one reverse stock split. All shares throughout these financial statements have been adjusted to reflect the reverse split.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-21

Revenue recognition

The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers,” (“Topic 606”). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of Topic 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company expects to recognize revenues as the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied.

The Company recognizes sales when oil is picked up by the delivery company and control passes to the customer.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents for the years ended December 31, 2021 and 2020.

Property and Equipment

Property and equipment is recorded at cost. Cost of improvements that substantially extend the useful lives of the assets are capitalized. Maintenance and repair costs are expensed when incurred. When other property and equipment is sold or retired, the capitalized costs and related accumulated depreciation are removed from their respective accounts.

Asset Retirement Obligations

To cover the estimated future asset retirement obligations ("ARO") related to its oil and gas properties, the Company maintains a $50,000 bond with the Railroad Commission of Texas (“RRC”). This bond is to insure that the Company will cap any wells on the Alvey Oil Field that it decides are no longer productive. Once the Company decides it is finished working the Alvey Oil Field, it can apply to the RRC to have the bond repaid.

The Company believes the bond should cover the estimated liability for abandoning wells. Revisions to the liability could occur due to changes in estimated abandonment costs, changes in well economic lives, or if federal or state regulators enact new requirements regarding the abandonment of wells.

Impairment of Long-Lived Assets

In accordance with authoritative guidance on accounting for the impairment or disposal of long-lived assets, as set forth in Topic 360 of the ASC, the Company assesses the recoverability of the carrying value of its non-oil and gas long-lived assets when events occur that indicate an impairment in value may exist. An impairment loss is indicated if the sum of the expected undiscounted future net cash flows is less than the carrying amount of the assets. If this occurs, an impairment loss is recognized for the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets.

Oil and Gas Producing Activities

The Company uses the successful efforts method of accounting for oil and gas activities. Under this method, the costs of productive exploratory wells, all development wells, related asset retirement obligation assets, and productive leases are capitalized and amortized, principally by field, on a units-of-production basis over the life of the remaining proved reserves. Exploration costs, including personnel costs, geological and geophysical expenses, and delay rentals for oil and gas leases are charged to expense as incurred. Exploratory drilling costs are initially capitalized, but charged to expense if and when the well is determined not to have found reserves in commercial quantities. The sale of a partial interest in a proved property is accounted for as a cost recovery, and no gain or loss is recognized as long as this treatment does not significantly affect the units-of-production amortization rate. A gain or loss is recognized for all other sales of producing properties. There were capitalized costs of $482,106 and $0 at December 31, 2021 and 2020, respectively.

F-22

Unproved oil and gas properties are assessed annually to determine whether they have been impaired by the drilling of dry holes on or near the related acreage or other circumstances, which may indicate a decline in value. When impairment occurs, a loss is recognized. When leases for unproved properties expire, the costs thereof, net of any related allowance for impairment, is removed from the accounts and charged to expense. During the years ended December 31, 2021 and 2020, there was no impairment to unproved properties. The sale of a partial interest in an unproved property is accounted for as a recovery of cost when substantial uncertainty exists as to the ultimate recovery of the cost applicable to the interest retained. A gain on the sale is recognized to the extent that the sales price exceeds the carrying amount of the unproved property. A gain or loss is recognized for all other sales of unproved properties. For the periods ending December 31, 2021 and 2020, there was no gain or loss recognized for sales of unproved properties.

Costs associated with development wells that are unevaluated or are waiting on access to transportation or processing facilities are reclassified into developmental wells-in-progress ("WIP"). These costs are not put into a depletable field basis until the wells are fully evaluated or access is gained to transportation and processing facilities. Costs associated with WIP are included in the cash flows from investing as part of investment in oil and gas properties. At December 31, 2021 and 2020, no capitalized developmental costs were included in WIP.

Depreciation, depletion and amortization of proved oil and gas properties is calculated using the units-of-production method based on proved reserves and estimated salvage values. For the periods ended December 31, 2021 and 2020, the Company recorded no depreciation, depletion and amortization expense on oil and gas properties. The Company will start using the units-of-production method when the field is continuously operational and there are material sales.

The Company reviews its proved oil and natural gas properties for impairment whenever events and circumstances indicate that a decline in the recoverability of its carrying value may have occurred. It estimates the undiscounted future net cash flows of its oil and natural gas properties and compares such undiscounted future cash flows to the carrying amount of the oil and natural gas properties to determine if the carrying amount is recoverable. If the carrying amount exceeds the estimated undiscounted future cash flows, the Company will adjust the carrying amount of the oil and natural gas properties to fair value. For the years ended December 31, 2021 and 2020, there was no impairment to proved properties.

Stock-based Compensation

The Company records stock-based compensation in accordance with the provisions of the ASC 718, “Accounting for Stock Compensation,” which establishes accounting standards for the transaction in which an entity exchanges its equity instruments for goods or services. In accordance with guidance provided under ASC 718, the Company recognizes an expense for the fair value of its stock awards at the time of the grant and the fair value of its outstanding stock options as they vest, whether held by employees or others. As of December 31, 2021 and 2020, there were no options outstanding.

Fair Value of Financial Instruments

The Company adopted ASC 820, “Fair Value Measurements.” ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1:	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2:	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3:	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

F-23

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company’s notes payable approximates the fair value of such instruments as the notes bear interest rates that are consistent with current market rates.

The Company evaluates convertible instruments, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under ASC 815, “Derivatives and Hedging”. The result of this accounting treatment is that the fair value of the derivative is marked to market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income (expense). Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under ASC 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

The following table classifies the Company’s liabilities measured at fair value on a recurring basis into the fair value hierarchy as of December 31, 2021 (there were no derivatives as of December 31, 2020):

Description	Level 1	Level 2	Level 3	Total
Derivative	$—	$—	$3,116,734	$3,116,734
Total	$—	$—	$3,116,734	$3,116,734

Income taxes

Income states are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measures using enacted tax rates expected to apply to the taxable income in the years in which those temporary differences are expect to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. The Company’s federal tax return and any state tax returns are not currently under examination.

The Company has adopted ASC 740, “Accounting for Income Taxes,” which requires an asset and lability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Net income (loss) per common share

The Company computes loss per common share in accordance with ASC 260, “Earnings Per Share”, which requires dual presentation of basic and diluted earnings per share. Basic income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding during the period. Diluted income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding, plus the issuance of common shares, if dilutive, that could result from the exercise of outstanding stock options and warrants.

F-24

Concentration of credit risks

The Company maintains accounts with financial institutions. All cash in checking accounts is non-interest bearing and is fully secured by the Federal Deposit Insurance Corporation (FDIC). At times, cash balances may exceed the maximum coverage provided by the FDIC on insured depositor accounts. The Company believes it mitigates its risk by depositing its cash and cash equivalents with major financial institutions.

Recently issued accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities and commitments in the normal course of business for the foreseeable future. The Company has just begun generating revenue and does not yet have sufficient revenue to cover its operating expenses. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon generating profitable operations in the future and/or to obtain the necessary financing to meet the Company’s obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with increased revenue and private placement loans or institutional investors. While the Company believes that it will be successful in obtaining the necessary financing and generating revenue to fund the Company’s operations, meet regulatory requirements and achieve commercial goals, there are no assurances that such additional funding will be achieved and that the Company will succeed in its future operations.

While the Company has not experienced any significant impairment due to the COVID-19 environment, it has experienced some supply chain disruptions which has delayed getting its oil field back into full production. In addition, the Company’s future expansion may be negatively impacted as it looks to hire more contractors to increase its operations.

The financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with ASC 450, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of December 31, 2021 and 2020, the Company is not aware of any contingent liabilities related to potential litigation that should be reflected in the financial statements.

In February 2021, the Company entered into an agreement to operate the wells on the Alvey Oil Field. Under this agreement, the Company owes a contingent amount based upon a 18.75% of the Working Interest less any rework and production costs to the Estate of Danny Hyde (“EDH”), the former owner of the operator of record for the Alvey Oil Field. The rework costs incurred by the Company to date have been well over $1 million so it is not anticipated any contingent payments will be made to EDH in 2022. In addition, the Company owes 20% of gross sales less severance tax to the landowners. At the same time of this agreement, the Company purchased $450,000 of equipment from the former company owned by Danny Hyde. The Company is still evaluating the allocation of that purchase price to various assets acquired and potential liabilities assumed.  The final allocation may be different than the current presentation.

F-25

NOTE 5 – PROPERTY AND EQUIPMENT

There was no property and equipment purchased as of December 31, 2020. As of December 31, 2021, property and equipment consisted of the following:

		Useful Lives

Equipment	$584,592	5 to 20 years
Vehicles	26,000	5 to 15 years
Well development costs	482,106	*
Less depreciation	(14,294)
Property and equipment, net	$1,078,404

* Once production begins, “Well development costs” will be depreciated using the units-of-production method based on barrels of oil produced.

Depreciation expense for the periods ending December 31, 2021 and 2020 was $14,294 and $0 respectively.

NOTE 6 – LONG-TERM DEBT

	December 31
	2021	2020
Note payable	$375,000	$6,000
Convertible note payable – Related party	25,000	25,000
Note payable – Related party	—	40,000
Convertible notes payable	1,175,000	—
	1,575,000	71,000
Debt discount	(915,343)	(15,000)
	659,657	56,000
Less current portion	80,685	56,000
Long term portion	$578,972	$—

The following is a schedule of long-term debt and the years in which the notes payable are scheduled to mature:

Year	Amount
2022	$88,000
2023	1,301,000
2024	186,000
$1,575,000

Notes payable

In February 2021, the Company purchased certain oil and gas production equipment in the Alvey Oil Field. The total purchase price was $389,046 (after discount). As of December 31, 2021, the Company had repaid $75,000. The remaining amount due will be paid in installments of $10,500 over an 18-month period of time beginning in July 2022, with a balloon payment of any unpaid balance after 18 months. The note has an imputed interest rate of 7%.

In September and December 2020, the Company entered into agreements with two related parties for $20,000 each. Both notes included upfront interest fees of $5,000, were for a 120-day term with no stated interest rate and were repaid in 2021.

Convertible notes payable

During the year ended December 31, 2021, the Company received $1,175,000 from the issuance of twenty-nine separate convertible notes payable. Each notes bears interest at 7%. Accrued interest must be paid after twelve months and then paid quarterly. Each note holder will receive 10,000 shares of commons stock for every $25,000 loaned to the Company at the time of conversion which were valued at $94,959. The maturity dates are between January 2023 and December 2023 and are convertible after nine months at a 30% discount to the average closing price for the prior two weeks. All of these stocks were converted to common shares subsequent to December 31, 2021.

F-26

In 2020, the Company executed a convertible note payable with a related party for $25,000 that is unsecured, non-interest bearing and convertible into shares of common stock at $0.001. This note matured on September 23, 2020.

Derivative instruments

The Company’s convertible notes payable issued gave rise to derivative financial instruments. The Notes embodied certain terms and conditions that were not clearly and closely related to the host debt agreement in terms of economic risks and characteristics. These terms and features consist of embedded conversion option.

Current accounting principles that are provided in ASC 815 require derivative financial instruments to be classified in liabilities and carried at fair value with changes recorded in income. In addition, the standards do not permit an issuer to account separately for individual derivative terms and features embedded in hybrid financial instruments that require bifurcation and liability classification as a derivative financial instrument. Rather, such terms and features must be bundled together and fair valued as a single, compound embedded derivative. The Company has selected the Monte Carlo Simulations valuation technique to fair value the compound embedded derivative because it believes that this technique is reflective of all significant assumption and redemption behaviors in addition to traditional inputs for option models such as market trading volatility and risk-free rates. The Monte Carlo Simulations technique is a level three valuation technique because it requires the development of significant internal assumptions in addition to observable market indicators.

A summary of the activity of the derivative liability for the notes above is as follows:

Balance at December 31, 2020	$—
Increase to derivative due to new issuances	1,409,462
Decrease to derivative due to conversion/repayments	—
Derivative loss due to mark to market adjustment	1,707,272
Balance at December 31, 2021	$3,116,734
* At December 31, 2021, the derivative instruments had indexed shares of 21,247,740

A summary of quantitative information about significant unobservable inputs (Level 3 inputs) used in measuring the Company’s derivative liability that are categorized within Level 3 of the fair value hierarchy as of December 31, 2021 is as follows:

Inputs	December 31, 2021	Initial Valuation
Stock price	$0.1979	$0.062 - 0.44
Conversion price	$0.079	$0.036 - 0.33
Volatility (annual)	334.94% – 383.91.%	219.7% - 355.04%
Risk-free rate	0.18% - 0.73%	.11% - .70%
Dividend rate	—	—
Years to maturity	1.07 – 1.96	2

The development and determination of the unobservable inputs for Level 3 fair value measurements and fair value calculations are the responsibility of the Company’s management.

F-27

NOTE 7 – RELATED PARTY TRANSACTIONS

At December 31, 2021 and 2020, the Company had a convertible note payable for $25,000 with a related party. The note is unsecured, non-interest bearing and is convertible into shares of common stock at $0.001.

At December 31, 2021 and 2020, the Company had two notes payable with related parties for $20,000 each. Both were repaid in 2021.

During June 2021, a shareholder contemplated entering into a joint venture with the Company and bought certain equipment on behalf of the Company. As of December 31, 2021, this advance on a joint venture arrangement amounted to $233,983. The advance is non-interest bearing. As of December 31, 2021, the parties were still negotiating the possibility of forming a joint venture.

During the periods ended December 31, 2021 and 2020, the Company paid various related parties for consulting services in the amounts of $330,00 and $129,947, respectively. For year ended December 31, 2021, $111,500 of the consulting fees were capitalized in Well developments cost with the remainder of $218,500 expensed.

NOTE 8 – PREFERRED STOCK

Series A Convertible Preferred Stock

The Company previously designated 300,000 shares of Preferred Stock as Series A Convertible Preferred Stock and had issued 200,000 shares. Voting Rights had been established whereby one (1) share of Series A Convertible Preferred Stock has ten (10) equivalent votes of stockholders of the Company's common stock for an aggregate of 2,000,000 votes. Each share of Series A Convertible Preferred Stock previously was convertible into ten (10) shares of the Company's common stock. In event of the liquidation of the Company, the shareholders of Series A Convertible Preferred Stock would have preference over the shareholders of the Company's common stock and all other series of Preferred Stock.

On June 18, 2020, the Company approved a reverse split of the Series A convertible preferred stock of one for 200,000 leaving one share issued and outstanding.

Series B Convertible Preferred Stock

The Company previously designated 85,000 shares of Preferred Stock as Series B Convertible Preferred Stock and had issued 67,448 shares. Holders of Series B Convertible Preferred Stock had no voting Rights. Each share of Series B Preferred Stock previously was convertible into one (1) share of the Company's Common Stock. In event of the liquidation of the Company, the shareholders of Series B Convertible Preferred Stock would have preference over the shareholders of the Company's Common Stock and all other series of Preferred Stock except for the shareholders of Series A Convertible Preferred Stock.

On June 18, 2020, the Company approved a reverse split of the Series B convertible preferred stock of one for 67,448 leaving one share issued and outstanding.

Series C Non-Convertible Preferred Stock

The Company previously designated 50,000 shares of Preferred Stock as Series C Non-Convertible Preferred Stock and had issued all 50,000 shares. Holders of Series C Non-Convertible Preferred Stock have 1,600 shares of voting Rights per share. Series C Non-Convertible Preferred Stock is not convertible into any of the Company's Common Stock or other Series of Preferred Stock. In event of the liquidation of the Company, the shareholders of Series C Non-Convertible Preferred Stock would have preference over the shareholders of the Company's Common Stock and all other series of Preferred Stock except for the shareholders of Series A and Series B Convertible Preferred Stock.

On June 18, 2020, the Company approved a reverse split of the Series C preferred stock of one for 100,000 leaving ½ share issued and outstanding.

All preferred shares are presented retroactively to reflect the applicable reverse split unless noted otherwise.

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Special 2020 Series A Preferred

The Company has one share of preferred stock designated as Special 2020 Series A Preferred, par value $0.0001. The holder for the Special 2020 Series A Preferred shall vote with the holders of both preferred and common stockholders as a single class. The holder is entitled to 60% of all votes. The one share of Series A is convertible into 150,000,000 shares of common stock at any time and is not entitled to dividends. The Company purchased that one series A preferred share prior to the share exchange for $66,400. This share is now recorded as a Treasury stock.

On June 12, 2020, the Company issued the one Share of Special 2020 Series A Preferred stock to Synergy for serving as the custodian of the Company.

NOTE 9 – INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss, and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. federal income tax rate of 21% is being used.

Net deferred tax assets consist of the following components as of December 31:

	2021	2020
Federal income tax benefit attributable to:
Current Operations	$132,916	$34,128
Less: valuation allowance	(132,916)	(34,128)
Net provision for Federal income taxes	$—	$—

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the fiscal years ending, due to the following:

	2021	2020
Deferred tax asset attributable to:
Net operating loss carryover	$167,044	$34,128
Less: valuation allowance	(167,044)	(34,128)
Net deferred tax asset	$—	$—

At December 31, 2021, the Company had net operating loss carry forwards of approximately $167,000 that may be offset against future taxable income from the year 2022 to 2040. No tax benefit has been reported in the December 31, 2021 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal Income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

NOTE 10 – SUBSEQUENT EVENTS

Subsequent to December 31, 2021, the Company received $775,000 from the issuance of 17 convertible notes payable. Each note bears interest at 7%. Accrued interest must be paid after twelve months and then paid quarterly. Each note holder will receive 10,000 shares of commons stock for every $25,000 loaned to the Company. As of March 31, 2022, $375,000 of these note holders were to convert to common stock. The remaining $400,000 in notes mature from April 2024 to June 2024 and are convertible after nine months at a 30% discount to the average closing price for the prior two weeks.

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In February 2022, the $233,983 “Advance on joint venture” was converted into 3,000,000 shares of common Stock.

In February 2022, the Company issued 750,000 shares for $100,000.

As of March 31, 2022, all convertible debentures, as of that date, plus accrued interest were converted to common stock at $0.40 share.

In July 2022, the Company started to produce oil again. Work is ongoing to get the oil field fully operational.

NOTE 11 – SUPPLEMENTAL OIL AND GAS DISCLOSURES

In accordance with ASC 932, Extractive Activities- Oil and Gas, the Company is required to provide additional information regarding its oil and gas producing activities when those activities are deemed to be significant. According to ASC 932, significance is defined as satisfying one or more of the following criteria: the revenues from oil and gas are 10% or more of total revenues; the operating income (loss) from oil and gas are 10% or more of total income (loss) from operations; the identifiable assets of oil and gas are 10% or more of total assets. In 2021, the Company’s oil and gas activities were deemed to be significant as the revenue from the Company’s oil and gas producing activities were more that 10% of the total revenues. For the period ending December 31, 2021, the only revenues were from oil sales and these sales were relatively insignificant given the Company was expending money to get the entire oil field operational. Nonetheless, the results of operations for 2021 were as follows (note: there were no oil sales for the period ending December 31, 2020):

Revenue	$14,332
Production Expenses	3,395
Income from operations	$10,937

Oil and Gas Reserves

There are several factors that need to be considered in estimating quantities of proved crude oil and natural gas reserves. Crude oil and natural gas reserve engineering is a subjective process of estimating underground accumulations of crude oil and natural gas that cannot be precisely measured. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserves estimates are often different from the quantities of crude oil and natural gas that are ultimately recovered.

Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible – from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations – prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

Existing economic conditions include prices and costs at which economic productivity from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions. For the period ending December 31, 2021, that price would be $66.36. There were no oil sales for the period ending December 31, 2020.

Proved reserves are estimated quantities of oil, gas and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. The reserve volumes presented are estimates only and should not be construed as being exact quantities.

The Company’s 479-acre oil field is located in West Texas. Per the Preliminary Reserve Estimate done by an independent geologist, it is estimated to contain 150 million barrels of oil. The geologist estimates the recovery factor at 30% to 40% of the total reserves. Based on the lower estimated quantity and lower the recovery factor, the total barrels of recoverable oil for would be around 44.8 million barrels. The average price of West Texas Intermediate oil during 2021 was $66.36 for the year ending December 31, 2021. This would give an estimated total value of recoverable oil at approximately $3 billion. The cost of production would be around $896 million which would leave a net of approximately $2 billion.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

1. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by us in connection with the securities being registered are as follows:

Audit and Accounting Fees and Expenses*	$6,500
Legal Fees and Expenses*	10,000

Miscellaneous Expenses*	3,500
Total	$20,000

* Estimated amount

2. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article VII of our Articles of Incorporation permit us to indemnify our officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. See our Articles of Incorporation filed as Exhibit 3.1 to this registration statement.

Indemnification is not permitted in connection with a proceeding by us or in our right in which the officer or director was adjudged liable to us or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

3. RECENT SALES OF UNREGISTERED SECURITIES

ISSUANCE TO FOUNDERS

We have sold the securities described below within the past three years that were not registered under the Securities Act. All of the sales listed below were made pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act (and Regulation D thereunder) or Rule 701 promulgated under Section 3(b) of the Securities Act. The recipients of such securities were our directors, employees or bona fide consultants. Appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions had adequate access, through employment, business or other relationships, to information about us.

ISSUANCE TO FOUNDERS, OFFICERS, AND DIRECTORS

On April 21, 2020, the Company issued 18,000,000 shares of common stock to Kim D. Southworth, CEO, for founder shares. On November 16, 2020, the Company effectuated a thirty-five for one split which resulted in Kim D. Southworth holding 630,000,000 shares. Effective April 30, 2021, the Company effectuated a one for twenty reverse split and Kim D. Southworth now holds 31,500,000 shares.

On April 21, 2020, the Company issued 18,000,000 shares of common stock to TJ Agardy, President, for founder shares. On November 16, 2020, the Company effectuated a thirty-five for one split which resulted in TJ Agardy holding 630,000,000 shares. Effective April 30, 2021, the Company effectuated a one for twenty reverse split and TJ Agardy now holds 31,500,000 shares.

On April 21, 2020, the Company issued 11,327,133 shares of common stock to Chris Ivey, VP of Operations, for founder shares. On November 16, 2020, the Company effectuated a thirty-five for one split which resulted in Chris Ivey holding 396,449,655 shares. Effective April 30, 2021, the Company effectuated a one for twenty reverse split resulting in Chris Ivey holding 19,822,483 shares.

On April 22, 2020, the Company issued 2,656,201 shares of common stock to CBI Group, LLC for founder shares for financial analysis and accounting services for the company. On November 16, 2020, the Company effectuated a thirty-five for one split which resulted in CBI Group, LLC holding 92,967,035 shares. Effective April 30, 2021, the Company effectuated a one for twenty reverse split and CBI Group, LLC now holds 4,648,352 shares. CBI Group, LLC is owned by Dan Leboffe who is the Chief Financial Officer of the Company.

On April 21, 2020, the Company issued 250,000 shares of common stock to Brook Brost, assistant Secretary and Treasurer, for founder shares. On November 16, 2020, the Company effectuated a thirty-five for one split which resulted in Brook Brost holding 8,750,000 shares. Effective April 30, 2021, the Company effectuated a one for twenty reverse split resulting in Brook Brost holding 437,500 shares. Brook Brost is the wife of Corbin Southworth, the son of Kim D. Southworth, CEO of the Company.

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ISSUANCE TO FOUNDERS

On April 22, 2020, the Company issued 100,000 shares of common stock to Adam Tracy for founder shares for performing corporate compliance. On November 16, 2020, the Company effectuated a thirty-five for one split which resulted in Adam Tracy holding 3,500,000 shares. Effective April 30, 2021, the Company effectuated a one for twenty reverse split and A. Tracy now holds 175,000 shares.

On April 22, 2020, the Company issued 287,500 shares of common stock to Katheryn Butterfield for founder shares for research on water filtration systems for the mining industry. On November 16, 2020, the Company effectuated a thirty-five for one split which resulted in Katheryn Butterfield holding 10,062,500 shares. Effective April 30, 2021, the Company effectuated a one for twenty reverse split and Katheryn Butterfield now holds 503,125 shares.

On April 22, 2020, the Company issued 137,500 shares of common stock to Nancy Hawthorne for founder shares for research on water filtration systems for the mining industry. On November 16, 2020, the Company effectuated a thirty-five for one split which resulted in Nancy Hawthorne holding 4,812,500 shares. Effective April 30, 2021, the Company effectuated a one for twenty reverse split and Nancy Hawthorne now holds 240,625 shares.

On April 22, 2020, the Company issued 100,000 shares of common stock to Brian Blaszczak for founder shares for compliance with corporate records for the company. On November 16, 2020, the Company effectuated a thirty-five for one split which resulted in Brian Blaszczak holding 3,500,000 shares. Effective April 30, 2021, the Company effectuated a one for twenty reverse split and Brian Blaszczak now holds 175,000 shares.

On April 22, 2020, the Company issued 50,000 shares of common stock to Marilynn Schmuki for founder shares for engineering services for the Company. On November 16, 2020, the Company effectuated a thirty-five for one split which resulted in Marilynn Schmuki holding 1,750,000 shares. Effective April 30, 2021, the Company effectuated a one for twenty reverse split and Marilynn Schmuki now holds 87,500 shares.

On April 22, 2020, the Company issued 916,666 shares of common stock to Larry Duvall for founder shares for engineering on manufacturing of water filtration system for the Company. On November 16, 2020, the Company effectuated a thirty-five for one split which resulted in Larry Duvall holding 32,083,310 shares. Effective April 30, 2021, the Company effectuated a one for twenty reverse split and Larry Duvall now holds 1,604,166 shares.

On April 22, 2020, the Company issued 300,000 shares of common stock to Douglas Robinson for founder shares for market needs for industrial water filtration systems for the Company. On November 16, 2020, the Company effectuated a thirty-five for one split which resulted in Douglas Robinson holding 10,500,000 shares. Effective April 30, 2021, the Company effectuated a one for twenty reverse split and Douglas Robinson now holds 525,000 shares.

 On April 22, 2020, the Company issued 50.000 shares of common stock to Teddy Lee Hogue for founder shares for market needs for industrial water filtration systems for the Company. On November 16, 2020, the Company effectuated a thirty-five for one split which resulted in Teddy Lee Hogue holding 1,750,000 shares. Effective April 30, 2021, the Company effectuated a one for twenty reverse split and Teddy Lee Hogue now holds 87,500 shares.

 On April 22, 2020, the Company issued 300,000 shares of common stock to Concord First Investments founder shares for market needs for industrial water filtration systems for the Company. On November 16, 2020, the Company effectuated a thirty-five for one split which resulted in Concord First Investments holding 10,500,000 shares. Effective April 30, 2021, the Company effectuated a one for twenty reverse split and Concord First Investments now holds 525,000 shares. Douglas Robinson and Teddy Lee Hogue own and/or control Concord First Investments.

On April 22, 2020, the Company issued 300,000 shares of common stock to Paul Hart founder shares for market needs for industrial water filtration systems for the Company. On November 16, 2020, the Company effectuated a thirty-five for one split which resulted in Paul Hart holding 10,500,000 shares. Effective April 30, 2021, the Company effectuated a one for twenty reverse split and Paul Hart now holds 525,000 shares.

 On April 22, 2020, the Company issued 100,000 shares of common stock to Steven Juhan founder shares for market needs for industrial water filtration systems for the Company. On November 16, 2020, the Company effectuated a thirty-five for one split which resulted in Steven Juhan holding 3,500,000 shares. Effective April 30, 2021, the Company effectuated a one for twenty reverse split and Steven Juhan now holds 175,000 shares.

On April 22, 2020, the Company issued 300,000 shares of common stock to Tyler Meigs founder shares for market needs for industrial water filtration systems for the Company. On November 16, 2020, the Company effectuated a thirty-five for one split which resulted in Tyler Meigs holding 10,500,000 shares. Effective April 30, 2021, the Company effectuated a one for twenty reverse split and Tyler Meigs now holds 525,000.

II-2

 The offers, sales and issuances of the securities described in paragraphs above were deemed to be exempt from registration under Rule 701 promulgated under the Securities Act as transactions relating to compensation, or under Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering. The recipients of such securities were our directors, employees or bona fide consultants. Appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions had adequate access, through employment, business or other relationships, to information about us.

On September 18, 2020, an investor Ray Ebert purchased an aggregate of 250,000 shares of Common Stock, at a price of $30,000. On November 16, 2020, the Company effectuated a thirty-five for one split which resulted in Ray Ebert holding 8,750,000 shares. Effective April 30, 2021, the Company effectuated a one for twenty reverse split and Ray Ebert now holds 437,500 shares of common stock of the company.

On September 22, 2020, an investor David Eves purchased an aggregate of 25,000 shares of Common Stock, at a price of $3,000. On November 16, 2020, the Company effectuated a thirty-five for one split which resulted in David Eves holding 875,000 shares. Effective April 30, 2021, the Company effectuated a one for twenty reverse split and Ray Ebert now holds 43,750 shares of common stock of the company.

The securities described above were issued pursuant to the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder, as a transaction to an accredited investor not involving a public offering. The recipients of securities in all such transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the stock certificates and option agreements issued in such transactions. All recipients had adequate access, through their relationships with us, to information about us.

4. EXHIBITS

The following exhibits are included as part of this Form S-1 or are incorporated by reference to our previous filings:

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
3.1	Articles of Incorporation	S-1	9/22/2022	3.1
3.2	Bylaws	S-1	9/22/2022	3.2
5.1	Legal Opinion	S-1	9/22/2022	5.1
10.1	Founder Stock Purchase Agreement	S-1	9/22/2022	10.1
10.2	Alvey Lease Agreement				X
23.1	Consent of Accell Audit & Compliance PA				X
23.2	Consent of Legal (included in Exhibit 5.1)	S-1	9/22/2022	5.1
101.INS*	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)
101.SCH*	Inline XBRL Taxonomy Extension Schema Document
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
107	Calculation of Filing Fee	S-1	9/22/2022	107

 * To be filed by amendment

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5. UNDERTAKINGS.

The undersigned Registrant hereby undertakes to:

(a) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any additional or changed information with respect to the plan of distribution.

(b) that, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(d) that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registration of expenses incurred or paid by a director, officer or controlling person to the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f) that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the Registrant relating to the offering filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned; thereunto duly authorized, in Gilbert, Arizona, on this 4th day of November, 2022.

Cyber Enviro-Tech, Inc.

By: /s/ Kim D. Southworth
Kim D. Southworth
Chief Executive Officer

By: /s/ Daniel A. Leboffe
Daniel A. Leboffe
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kim D. Southworth	Chief Executive Officer and Director	November 4, 2022
Kim D. Southworth

/s/ Daniel A. Leboffe	Chief Financial Officer	November 4, 2022
Daniel A. Leboffe

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